MF85-530/VRPBC                                                      EXHIBIT 10.9
FILE NO. 772,349-157

================================================================================

                             REIMBURSEMENT AGREEMENT
             dated, for reference purposes, as of SEPTEMBER 1, 1985
                                     between

                         SECURITY PACIFIC NATIONAL BANK,
                         a National Banking Association
                                  (the "BANK")
                                       and

                          CALAVO GROWERS OF CALIFORNIA,
                            a California Corporation
                                 (the "COMPANY")

================================================================================

       This Agreement is executed in connection with the following Bonds:

Aggregate Principal Amount:         $4,200,000
Issuer:                             RIVERSIDE COUNTY INDUSTRIAL
                                    DEVELOPMENT AUTHORITY
Name of Bonds:                      VARIABLE RATE DEMAND
                                    INDUSTRIAL DEVELOPMENT REVENUE BONDS
                                    (CALAVO GROWERS OF CALIFORNIA PROJECT)

TRUSTEE:                            FIRST INTERSTATE BANK OF CALIFORNIA,
                                    A CALIFORNIA BANKING CORPORATION

--------------------------------------------------------------------------------

The Bonds are to be backed by an irrevocable direct draw letter of credit to be issued by the Bank for the account of the Company pursuant to this Agreement:

Letter of Credit No.: 100-0092 Dated: September 5, 1985

Initial Stated Amount of Letter of Credit: $4,267,661

================================================================================

                               TABLE OF CONTENTS

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
SECTION 1.    DEFINITIONS AND INFORMATIONAL PROVISIONS                          1

       1.1    Certain Defined Terms                                             1
       1.2    Informational Provisions                                          4
       1.3    Additional Defined Terms                                          6
       1.4    Accounting Terms                                                  14
       1.5    Other Definitional Provisions                                     14

SECTION 2.    APPLICATION, REIMBURSEMENT AND OTHER PAYMENTS                     15

       2.1    Application for Letter of Credit                                  15
       2.2    Reinstatement of Letter of Credit                                 15
       2.3    Reimbursement for Draws Upon Letter of Credit                     15
       2.4    Fees                                                              16
       2.5    Allocation of Increased Costs                                     16
       2.6    Bank Expenses                                                     17
       2.7    Manner and Time of Payment                                        17
       2.8    Application of Funds                                              17
       2.9    Computation of Interest                                           17

SECTION 3.    CONDITIONS PRECEDENT TO THE ISSUANCE OF THE LETTER OF CREDIT      18

       3.1    Execution and Delivery of Closing Documents                       18
       3.2    Representations Correct; No Default                               20
       3.3    Other Requirements                                                20

SECTION 4.    COMPANY'S OBLIGATIONS UNCONDITIONAL                               21

SECTION 5.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY                     21
       5.1    Organization, Powers and Good Standing                            21
       5.2    Authorization of Company Documents                                22
       5.3    Litigation; Adverse Facts                                         23
       5.4    Financial Condition                                               23
       5.5    Title to Properties; Liens                                        24
       5.6    Disclosure                                                        24
       5.7    Payment of Taxes                                                  24
       5.8    Trademarks, Copyrights and Patents                                24
       5.9    Securities Activities                                             24
       5.10   Government Regulations                                            24


                                       i.

                                                                              Page
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
       5.11   Title to Property                                                 24
       5.12   Rights to Project Agreements, Permits and Licenses                25
       5.13   Legal Requirements                                                25
       5.14   Utilities, etc.                                                   25
       5.15   Commencement of Work                                              25
       5.16   Approved Budget                                                   25
       5.17   Other Related Documents                                           25

SECTION 6.    AFFIRMATIVE COVENANTS OF THE COMPANY                              25

       6.1    Maintenance of Existence, Etc.                                    26
       6.2    Maintenance of Insurance                                          26
       6.3    Payment of Taxes, Etc.                                            27
       6.4    Access and Reporting                                              28
       6.5    Additional Notices                                                30
       6.6    Maintenance of Properties                                         30
       6.7    Further Assurances                                                30
       6.8    Protection of Liens on Property                                   30
       6.9    Compliance with Legal Requirements                                30
       6.10   Payment of Indebtedness                                           30
       6.11   Appendices                                                        31
       6.12   Use of Disbursements                                              31
       6.13   Project Agreements, Permits and Licenses                          31
       6.14   Other Company Documents                                           31
       6.15   Financial Covenants                                               31
       6.16   Removal of Condition Subsequent                                   31

SECTION 7.    NEGATIVE COVENANTS OF THE COMPANY                                 32

       7.1    Type of Business                                                  32
       7.2    Other Indebtedness                                                32
       7.3    Liens and Encumbrances                                            32
       7.4    Loans and Investments                                             32
       7.5    Limitation on Contingent Liabilities;                             32
       7.6    Sale of Business; "Merger or Consolidation                        33
       7.7    Regulations G, T and U                                            32
       7.8    Amendment of Company Documents                                    33
       7.9    Disposition of Project                                            33
       7.10   Amendment of Bylaws                                               34

SECTION 8.    EVENTS OF DEFAULT                                                 34

       8.1    Required Deposits                                                 34
       8.2    Other Payments                                                    34
       8.3    Misrepresentation                                                 34
       8.4    Non-Satisfaction of Conditions to Disbursement                    34


                                      ii.

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
       8.5    Injunction                                                        34
       8.6    Security Documents                                                35
       8.7    Indenture                                                         35
       8.8    Loan Agreement                                                    35
       8.9    Invalidity                                                        35
       8.10   Other Indebtedness                                                35
       8.11   Change in Financial Condition                                     35
       8.12   Involuntary Proceedings                                           35
       8.13   Voluntary Proceedings                                             35
       8.14   Dissolution                                                       36
       8.15   Judgments                                                         36
       8.16   Unauthorized Deviations, Defects, or Encroachments                36
       8.17   Work Stoppage                                                     36
       8.13   Expiration of Permits                                             36
       8.19   ERISA Defaults                                                    36
       8.20   Insolvency of General Contractor                                  36
       8.21   Insurance; Protection of Liens; Prohibited Transfers              37
       8.22   Breach of Other Covenants                                         37

SECTION 9.    REMEDIES                                                          37

       9.1    Notice to Trustee                                                 37
       9.2    Completion of Project; Power of Attorney                          38
       9.3    Accounts Receivable                                               38
       9.4    Set Off; Waiver of Set Off                                        38
       9.5    Defaults Under Other Documents                                    39
       9.6    Remedies Cumulative                                               39

SECTION 10.   OTHER ACTIONS BY BANK                                             39

       10.1   Right to Advance or Post Funds                                    39
       10.2   Cure by Disbursement                                              40
       10.3   Conversion at Election of Bank                                    40

SECTION 11.   NOTICES                                                           40

SECTION 12.   INDEMNIFICATION                                                   40

SECTION 13.   LIABILITY OF THE BANK                                             41

SECTION 14.   SUCCESSORS AND ASSIGNS                                            42


                                      iii.

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SECTION 15.   NO FURTHER COLLATERAL; AGREEMENT TO SHARE EQUALLY WITH TRUSTEE    42

SECTION 16.   MISCELLANEOUS PROVISIONS                                          43

       16.1   Permitted Contests                                                43
       16.2   Governing Law                                                     43
       16.3   Survival of Warranties                                            43
       16.4   Severability                                                      43
       16.5   Counterparts                                                      43
       16.6   Time of Essence                                                   43
       16.7   No Further Credits                                                44
       16.8   Headings                                                          44
       16.9   Independence of Covenants                                         44
       16.10  Waivers                                                           44
       16.11  Substitution of Letter of Credit                                  44

APPENDIX I - CONSTRUCTION COVENANTS AND DISBURSEMENT PROCEDURES
       - Schedule A: Payment Request

APPENDIX II - ERISA MATTERS

EXHIBITS

A - FORM OF LETTER OF CREDIT (Section 1.3)

        -   Annex A (Periodic Interest Demand With Reinstatement Request)

        -   Annex B (Principal and Interest Demand With Reinstatement Request)

        -   Annex C (Principal and Interest Demand Without Reinstatement
            Request)

        -   Annex D (Final Drawing)

        -   Annex E (Transfer Demand)

        -   Annex F (Surrender Certificate)

B - LETTER OF CREDIT APPLICATION (Section 1.3, Section 3.1)

C - AUTHORIZED REPRESENTATIVE CERTIFICATE (Section 1.3, Section 3.1)

D - LEGAL DESCRIPTION OF THE PROPERTY (Section 1.3)

E - APPROVALS, AUTHORIZATIONS AND CONSENTS (Section 3.1, Section 5.2)

F - FORM OF OPINION OF COUNSEL TO THE COMPANY (Section 3.1)

G - REQUIREMENTS RE COMPANY LOAN DOCUMENTS (Section 3.3)

H - ADDITIONAL ITEMS TO BE DELIVERED TO THE BANK (Section 3.3, Appendix I)

I - APPROVED BUDGET

J - SCHEDULE OF PROJECT PLANS


                                      iv.

                             REIMBURSEMENT AGREEMENT

               THIS REIMBURSEMENT AGREEMENT, dated as of September 1, 1985, is by and between CALAVO GROWERS OF CALIFORNIA, A CALIFORNIA CORPORATION (the "COMPANY") and SECURITY PACIFIC NATIONAL BANK, A NATIONAL BANKING ASSOCIATION (the "BANK").

               WHEREAS, pursuant to the Indenture of Trust of even date herewith (the "INDENTURE"), by and between the Issuer and the Trustee, and the Loan Agreement of even date herewith between the Issuer and the Company, the Issuer has agreed to issue the Bonds (as hereinafter defined), and to loan to the Company the proceeds of the sale of the Bonds to finance the development of a packing, storage and distribution facility; and

               WHEREAS, as a condition precedent to the issuance of the Bonds and the making of such loan to the Company, the Issuer has required that the Company obtain and deliver to the Trustee, for the benefit of the holders of the Bonds, an irrevocable letter of credit to secure payment of the Bonds; and

               WHEREAS, the Company has requested that the Bank issue its irrevocable direct draw letter of credit to the Trustee substantially in the form attached hereto as Exhibit A, and the Bank has agreed to issue such letter of credit upon and subject to the terms and conditions hereinafter set forth.

               NOW, THEREFORE, in consideration of the foregoing recitals and the covenants contained herein, and in order to induce the Bank to issue its letter of credit, the parties agree as follows:

               SECTION 1. DEFINITIONS AND INFORMATIONAL PROVISIONS

               1.1 Certain Defined Terms. As used in this Agreement, the following terms shall have the indicated meanings:

               "Capital Budget" means all sources and use of capital funds, as determined in accordance with GAAP, as approved by the Company's Board of Directors.

               "Capital Expenditures" means all uses of capital funds, as determined in accordance with GAAP.

               "Capital Retains" means assessments or deductions from proceeds payable to members of the Company, for purposes of having members furnish capital funds, as determined in accordance with GAAP, to the Company, as approved by the Company's Board of Directors.

               "Change Order Aggregate Approval Amount" means $ 100,000.

               "Change Order Individual Approval Amount" means $25,000.

               "Company's Initial Equity" means the appraised value of the Property.

               "Contractor" means the Company and H.M.H. Construction, the general contractors for the Project, and any successors to either (subject to the Bank's approval of any such successors).

               "County" means Riverside, California, the county in which the Property is located.

               "Disbursement Account" means Account No. 001-036695 at the Bank, established pursuant to Paragraph A.2 of Appendix I (Construction Covenants and Disbursement Procedures).

               "Improvements" means the improvements to be constructed on the Property, a portion of the costs of which shall be paid for with the proceeds of the Company Loan, and which shall consist of a packing, storage and distribution facility, together with all parking facilities and other on-site and off-site improvements relating thereto, including curbs, landscaping and underground utilities, all in accordance with the Project Plans.

               "Initial Stated Amount" means the amount available to be drawn under the Letter of Credit as of the Date of Issuance, as set forth therein and on the cover page hereof. Such amount shall be the sum of the Aggregate Principal Amount of the Bonds plus 49 days' interest computed at the Maximum Bond Interest Rate.

               "Interest Expense" means the Company's operating expense on all of its Indebtedness.

               "Letter of Credit Administration Fee" means an annual administration fee with respect to the Letter of Credit equal to 1% of the Stated Amount of the Letter of Credit as of the date such administration fee is due, payable in accordance with Subsection 2.4.

               "Letter of Credit Negotiation Fee" means the sum of $100.00, which sum is to be paid to the Bank in accordance with Subsection 2.3 upon the date of each drawing upon the Letter of Credit.

               "Letter of Credit Origination Fee" means an origination fee with respect to the Letter of Credit equal to 3/8ths of 1% of the Initial Stated Amount, payable in accordance with Subsection 2.4.

               "Maximum Bond Interest Rate" means the "Maximum Interest Rate" as that term is defined in the Indenture, which rate shall be 12% per annum, computed on the basis of actual days elapsed over a 365-day or 366-day year, as the case may be.

               "Net Worth" means the excess of all of the Company's assets over all of its liabilities, as determined in accordance with GAAP consistently applied.

               "Operating Budget" means annual period expenses of the Company, as approved by the Company's Board of Directors.

               "Operating Retains" means assessments or deductions from proceeds payable to member's of the Company, to pay for expenses of the Company for handling members' products, as approved by the Company's Board of Directors.

               "Permitted Contingent Liabilities" means indebtedness or other obligations which the Company guarantees or is directly or indirectly responsible for (a) by endorsement, in the ordinary course of collection, of negotiable instruments; or (b) in the ordinary course of business, up to a maximum of $100,000.

               "Permitted Indebtedness" means (a) unsecured loans in an aggregate amount not exceeding $6,000,000; (b) secured loans in any amount, subject to Subsection 7.3; (c) the Company Loan; and (d) Indebtedness to the Bank.

               "Placement Agent" shall mean Security Pacific Capital Markets Group (Security Pacific National Bank) and such other parties, if any, as are named as "Placement Agent" in the Placement Agent Agreement.

               "Placement Agent Agreement" means the Placement Agent Agreement dated as of September 1, 1985 among the Issuer, the Company, and the Placement Agent.

               "Project Architect" means Kulwiec Group.

               "Reimbursement Account" means Account No. 100-099488 at the Bank, a custodial account established for the purpose of making the deposits required by Subsection 2.3(b).

               "Remarketing Agent" means Security Pacific Capital Markets Group (Security Pacific National Bank), or its successor, acting pursuant to
        Section 1304 of the Indenture and the Remarketing Agreement.

               "Remarketing Period Interest Rate" means a fluctuating interest rate equal at all times to one percent (1%) per annum in excess of the Prime Rate. (See Subsection 2.3(a).)

               "Required Commencement Date" means September 1, 1985.

               "Required Completion Date" means June 30, 1986, as such date may be extended in accordance with Paragraph B.1 of Appendix I (Construction Covenants and Disbursement Procedures).

               "Title Company" means Ticor Title Insurance Company of California, a California corporation.

               "Working Capital" means the excess of the Company's current assets over its current liabilities, as determined in accordance with GAAP consistently applied.

               1.2 Informational Provisions.

                (a) Address of the Company's Chief Executive Office and Principal Place of Business:

                        Calavo Growers of California
                        4833 Everett Avenue
                        Vernon, California 90058

                (b)     Company's U.S. employer identification number:

                        95-0591900

                (c)     Address for notices to the Company:

                        Calavo Growers of California
                        P. O. Box 3486 Terminal Annex
                        Los Angeles, California 90051
                        Attention: Corporate Secretary

                (d)     Character of the Company's business:

                        Packing, processing, and marketing California avocados and other agricultural products

                (e)     Address for notices to the Bank:

                        Security Pacific National Bank
                        333 South Hope Street
                        Los Angles, California 90071
                        Attention: Walter L. Johnson (H32-4)

                (f)     Location of Trustee's principal corporate office:

                        First Interstate Bank of California
                        Corporate Trust Department
                        707 Wilshire Boulevard
                        Los Angeles, California 90017

                (g)     Bank Payment Address:

                        Security Pacific National Bank
                        333 South Hope Street
                        Los Angeles, California 90071
                        Attention: Corporate Note Department

               1.3 Additional Defined Terms. As used in this Agreement, the following terms shall have the indicated meanings:

               "Adjustable Interest Rate" means the variable interest rate applicable to the Bonds until the Conversion Date, as determined from time to time in accordance with Section 203 of the Indenture.

               "Aggregate Principal Amount" means the aggregate principal amount of the Bonds to be issued by the Issuer, as set forth on the cover page hereof.

               "Agreed Rate" means a fluctuating interest rate equal at all times to 3.0% per annum in excess of the Prime Rate.

               "Agreement" or "Reimbursement Agreement" means this Reimbursement Agreement, including the cover page hereof and all of the exhibits, appendices and schedules attached hereto, all of which are incorporated herein by this reference and made a part hereof.

               "Approved Budget" means the budget for the Project approved by the Bank, as changed from time to time in accordance with this Agreement. As of the date hereof, the Approved Budget is as set forth in
        Exhibit I.

               "Authorized Representative of the Company" means the person or persons designated as such, with the Bank's consent, by written certificate furnished to the Bank, substantially in the form of Exhibit C or otherwise in form acceptable to the Bank, containing the specimen signatures of such person or persons, and signed on behalf of the Company by an authorized officer (if the Company is a corporation) or by a General Partner of the Company (if the Company is a partnership).

               "Bank" - See Recitals.

               "Bank Security Documents" means, collectively, the Second Deed of Trust, the Second Security Agreement, the Second Financing Statement, and the Second Fixture Filing.

               "Bank Title Policy" - See definition of "Title Policies."

               "Bond Counsel" means an attorney or firm of attorneys acceptable to the Bank and of nationally recognized standing in matters pertaining to the validity and enforceability of, and the tax-exempt nature of interest on, obligations issued by states and their political subdivisions.

               "Bond Interest Payment Date" means each "Interest Payment Date" with respect to the Bonds, as that term is defined in the Indenture.

               "Bondholders" means the owners of record of the Bonds as shown in the Bond registration books maintained by the Trustee.

               "Bonds" means those certain bonds described on the cover page hereof, to be issued by the Issuer in the Aggregate Principal Amount, and any bonds duly issued pursuant to the Indenture in exchange therefor or replacement thereof, including any temporary bonds issued pursuant to the Indenture.

               "Bond Trustee Title Policy" -- See definition of "Title
        Policies."

               "Business Day" means any day other than a Saturday, Sunday, legal holiday or day on which banking institutions in the city in which the Bank's principal office is located or in the city in which the principal corporate trust office of the Letter of Credit Beneficiary is located, are authorized or obligated by law or executive order to close.

               "Capital Lease" means any lease of any property (whether real, personal or mixed) required by GAAP to be accounted for as a capital lease on the balance sheet of the lessee.

               "Certification of Non-Foreign Status" means an affidavit, signed under penalty of perjury by an individual General Partner of the Company, by a responsible officer of a corporate General Partner of the Company (or of the Company, if the Company is a corporation), or by the trustee, executor, or equivalent fiduciary of any General Partner of the Company that is a trust or estate, stating (a) that the Company is not a "foreign corporation," "foreign partnership," "foreign trust," or "foreign estate," as those terms are defined in the Internal Revenue Code and the regulations promulgated thereunder, (b) the Company's U.S. employer identification number, and (c) the address of the Company's principal place of business. Such affidavit shall be consistent with the requirements of the regulations promulgated under Section 1445 of the Internal Revenue Code, and shall otherwise be in form and substance acceptable to the Bank.

               "Change Order" means any change in the Project Plans, the Construction Schedule, the Approved Budget, the General Contract, or any related subcontracts.

               "Company" -- See Recitals.

               "Company Bonds" means all Bonds at any time purchased with the proceeds of a draw on the Letter of Credit upon tender of each such Bond to the Trustee by the Bondholder pursuant to Section 1301 or Section 1302 of the Indenture and registered in the name of the Company.

               "Company Documents" means, collectively, this Agreement, the Loan Agreement, the Issuer Security Documents, the Bank Security Document -- the Placement Agent Agreement, the Remarketing Agreement, the Letter of Credit Application, and any other agreements, instruments, certificates, statements, or other documents executed by the Company in connection therewith, including all other documents described in Section 3 that are executed by the Company.

               "Company Loan" means the loan of Bond proceeds made by the Issuer to the Company pursuant to the Loan Agreement.

               "Construction Fund" means the special trust fund of that name established and maintained by the Trustee pursuant to Article III of the Indenture.

               "Construction Schedule" means the construction schedule for the Project showing the estimated periods of commencement and completion for all aspects of the Project, on a trade-by-trade basis, as approved by the Bank and as changed from time to time in accordance with this Agreement.

               "Contractual Obligation" of a person means any debt or equity security issued by that person, and any indenture, mortgage, deed of trust, contract, undertaking, instrument or agreement (written or oral) to which such person is a party or by which it is bound, or to which it or any of its assets is subject.

               "Conversion" means the establishment of a fixed interest rate for the Bonds pursuant to Section 204 of the Indenture.

               "Conversion Date" means the Bond Interest Payment Date after which the Bonds begin to bear interest at the Fixed Interest Rate pursuant to Section 204 of the Indenture.

               "Date of Issuance" means the date as of which the Letter of Credit is issued and delivered to the Letter of Credit Beneficiary.

               "Disbursement" means any disbursement by the Trustee or the Bank, pursuant to the Indenture, the Loan Agreement or this Agreement, for the payment or reimbursement of Project Costs, as described in Appendix I (Construction Covenants and Disbursement Procedures).

               "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

               "Event of Default" See Section 8.

               "Expiration Date" means the date the Bank's obligations under the Letter of Credit expire as set forth therein.

               "Final Project Completion Date" has the meaning given to such term in Paragraph B.1 of Appendix I (Construction Covenants and Disbursement Procedures).

               "First Deed of Trust" means the First Deed of Trust and Assignment of Rents (Construction Trust Deed) with respect to the Project, of even date herewith, executed by the Company, as trustor, to the Title Company as trustee, for the benefit of the Issuer, as beneficiary.

               "First Financing Statement" means a UCC-1 financing statement executed by the Company, as debtor pursuant to the First Security Agreement, and naming the Issuer as the secured party and the Trustee as the assignee of the secured party.

               "First Fixture Filing" means a fixture filing executed by the Company, as debtor pursuant to the First Security Agreement, and naming the Issuer as the secured party and the Trustee as the assignee of the secured party.

               "First Security Agreement" means the First Security Agreement with respect to the Project, of even date herewith, executed by the Company, as debtor, in favor of the Issuer, as secured party.

               "Fixed Interest Rate" means the fixed interest rate applicable to the Bonds after the Conversion Date, as established pursuant to Section 204 of the Indenture.

               "Funding Requisition" shall mean a requisition form, in the form attached to the Loan Agreement as Exhibit B, requesting disbursement of monies by the Trustee from the Construction Fund.

               "General Contract" shall mean a guaranteed maximum cost general construction contract between the Company and H.M.H. Construction, as the Contractor.

               "General Partner" of a partnership means each person that is now, or at any time hereafter becomes, a general partner of such partnership, as well as each General Partner of each such general partner (if such general partner is itself a partnership). For example, if (a) A is a general partner of B, (b) B is a general partner of C, and (c) C is a general partner of D, then A, B, and C are each "General Partners" of D for the purposes of this Agreement.

               "GAAP" means generally accepted accounting principles.

               "Indebtedness" of a person means (a) all indebtedness for borrowed money, (b) that portion of obligations with respect to capital leases which is capitalized under GAAP, (c) notes payable and drafts accepted representing extensions of credit, whether or not representing obligations for borrowed money, (d) any obligation for the purchase of property or services that is (i) deferred for more than six months, or
        (ii) evidenced by a note or similar instrument, and (e) all recourse and all non-recourse indebtedness secured by any Lien on any property or asset of such person (whether or not assumed by such person).

               "Indenture" means the Indenture of Trust of even date herewith between the Issuer and the Trustee pursuant to which the Bonds are to be issued, and any indentures supplemental thereto.

               "Intercreditor Agreement" means the Intercreditor Agreement of even date herewith, among the Bank, the Trustee and the Issuer.

               "Internal Revenue Code" means the Internal Revenue Code of 1954, as amended.

               "Issuer" means the entity identified as the Issuer on the cover page hereof, acting as issuer of the Bonds.

               "Issuer Security Documents" means the First Deed of Trust, the First Security Agreement, the First Financing Statement, and the First Fixture Filing.

               "L/C Documents" means this Agreement, the Bank Security Documents and any and all other agreements, instruments, certificates, or other documents now or hereafter given by the Company to the Bank pursuant thereto or in connection therewith, or given to evidence, guaranty, or secure any of the Company's obligations under the foregoing documents.

               "Legal Requirements" applicable to any property or person means
        (a) all decisions, statutes, ordinances, rulings, directions, rules, regulations, orders, writs, decrees, injunctions, permits, certificates, or other requirements of any court or other governmental or public entity in any way applicable to or affecting such property or such person or its business, operations, or assets, (b) all such person's bylaws and articles of incorporation or partnership, limited partnership, joint venture, trust or other form of business association agreement, and (c) all other Contractual Obligations of any nature applicable to or affecting such property or such person. As to the Property or the Project, such term includes, without limitation, all legal requirements relating to acquisition, development, ownership, use, occupancy, possession, operation, maintenance, alteration and repair of the Property or the Project, as well as all related permits, easements, covenants, restrictions and similar items.

               "Letter of Credit" means the letter of credit to be issued by the Bank to the Trustee as Letter of Credit Beneficiary on the Date of Issuance substantially in the form of Exhibit A, or such letter of credit as may at any time hereafter be issued by the Bank in substitution or replacement thereof.

               "Letter of Credit Application" means the Letter of Credit Application and Agreement attached hereto as Exhibit B.

               "Letter of Credit Beneficiary" means the Trustee or such other person as shall be entitled to draw upon the Letter of Credit pursuant to the terms thereof.

               "Lien" means any lien, mortgage, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any lien or security interest).

               "Loan Agreement" means the Loan Agreement of even date herewith among the Issuer and the Company, pursuant to which the Company Loan is made.

               "Memorandum of Assignment" means the Memorandum of Assignment of First Deed of Trust and Assignment of Rents of even date herewith, executed by the Issuer, as assignor, to the Trustee, as assignee.

               "Owner's Title Policy" - See definition of "Title Policies."

               "Participant" means any financial institution or other person now or hereafter directly or indirectly participating in the rights and obligations of the Bank under this Agreement and the Letter of Credit.

               "Paying Agent" means the Trustee and any other bank or trust company designated as a Paying Agent by or in accordance with the Indenture.

               "Payment Obligations" means all obligations of the Company to the Bank under Section 2.

               "Payment Request Documents" - See Subparagraph A.4(c) of Appendix I (Construction Covenants and Disbursement Procedures).

               "Potential Default" means any condition or event which, with the lapse of time or the giving of notice, or both, would constitute an Event of Default.

               "Prime Rate" means the floating commercial loan rate of interest announced from time to time by the Bank at its principal office as its "prime rate", with changes in such Prime Rate effective as of 12:01 a.m. on the effective date announced by the Bank for each change in its "prime rate."

               "Project" means the Property and the Improvements.

               "Project Agreements, Permits and Licenses" means the General Contract; all subcontracts; the Project Architect's Agreement and any and all contracts with any soils, electrical, mechanical and structural engineers and any other persons providing architectural, design, or engineering services for the Project; any property management agreements relating to the Project; and all other rights, licenses, permits, franchises, authorizations, approvals and agreements relating to acquisition, construction, use, occupancy or operation of the Project, including all grading, demolition, building and other governmental permits and use entitlements.

               "Project Architect's Agreement" means the agreement between the Company and the Project Architect.

               "Project Costs" means the costs of acquiring, constructing, improving and equipping the Project.

               "Project Plans" means the final plans and specifications for the Project, with evidence of appropriate governmental approvals shown thereon, as approved by the Bank in its sole discretion and as changed from time to time in accordance with this Agreement. As of the date of execution hereof, the Project Plans are those plans and specifications described in Exhibit K.

               "Property" means that certain real property on which the Improvements are to be constructed, as more particularly described in Exhibit D.

               "Related Documents" means, collectively, the Company Documents, the Bonds, the Indenture, the Intercreditor Agreement, the Letter of Credit, and any other agreement, instrument or other document relating to or executed in connection with the transactions contemplated by this Agreement, including all of the documents described in Section 3.

               "Remarketing Agreement" means the Remarketing Agent Agreement of even date herewith, among the Remarketing Agent, the Company and the Issuer.

               "Second Deed of Trust" means the Second Deed of Trust and Assignment of Rents (Construction Trust Deed) with respect to the Project, of even date herewith, executed by the Company, as trustor, to the Title Company, as trustee, for the benefit of the Bank, as beneficiary.

               "Second Financing Statement" shall mean the UCC-1 financing statement executed by the Company, as debtor pursuant to the Second Security Agreement, and naming the Bank as the secured party.

               "Second Fixture Filing" shall mean the fixture filing executed by the Company, as debtor pursuant to the Second Security Agreement, and naming the Bank as the secured party.

               "Second Security Agreement" means the Second Security Agreement with respect to the Project, of even date herewith, executed by the Company, as debtor, in favor of the Bank, as secured party.

               "Stated Amount" means the maximum amount available from time to time to be drawn under the Letter of Credit.

               "Subsidiary" of a person means any corporation, association or other business entity of which more than 50% of the total voting power of shares of stock entitled to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that person, by one or more of the other Subsidiaries of that person, or by any combination thereof.

               "Survey" means a current survey of the Property prepared by a surveyor registered or licensed in the State of California, containing a legal description of the Property and a certification from the surveyor to the Bank and the Title Company that it was prepared in compliance with the standards of the American Land Title Association, and that the survey shows: (a) the location of the perimeter of the Property by courses and distances; (b) all easements (whether benefitting or burdening the Property), rights-of-way, and existing utility lines affecting the Property, whether recorded or disclosed by physical inspection; (c) the acreage of the Property; (d) any established building lines or other restrictions of record or established by any applicable zoning or building code or ordinance; (e) the lines and widths of the public streets abutting the Property; (f) all encroachments onto the Property and all encroachments by any buildings, structures or improvements located on the Property onto any easements and onto property adjacent to the Property, and the extent in feet and inches of any such encroachments; (g) all buildings, structures, improvements (whether completed or partially-constructed) and other physical matters on the Property which may affect the Property or title thereto, and the relationship of such buildings, structures, improvements and other physical matters by distances to the perimeter of the Property, established building lines and street lines; (h) that there exists adequate means of ingress and egress to and from the Property and that the Property does not serve any adjoining property for ingress, egress or any other purpose; and (i) if the Property is described as being on a filed map, a legend relating the survey to such map.

               "Title Policies" means, collectively, the Bank Title Policy, the Bond Trustee Title Policy, and the Owner's Title Policy, all of which are defined below, and none of which shall contain any survey exceptions or exceptions for rights of parties in possession, easements not of record, or unpaid installments of special assessments, or any other exceptions to coverage, except as expressly provided herein or as otherwise approved by the Bank in writing:

                      (a) the 'Bank Title Policy': an ALTA Loan Policy - 1970
               with ALTA Endorsement Form 1 Coverage (LP 10), issued by the Title Company, naming the Bank as the insured, with liability in the amount of the Initial Stated Amount, insuring the validity and priority of the lien of the Second Deed of Trust, subject only to the

               First Deed of Trust and such other exceptions as are approved in writing by the Bank, and including CLTA endorsements 100, 104.7, 111.5, and 116.1, and such other endorsements as the Bank may require.

                      (b) the "Bond Trustee Title Policy": an ALTA Loan Policy
               1970 with ALTA Endorsement Form 1 Coverage (LP 10), issued by the Title Company, naming the Trustee as the insured, with liability in the amount of the aggregate principal amount of the Bonds, insuring the validity and priority of the lien of the First Deed of Trust, as assigned by the Issuer to the Trustee, subject only to such other exceptions as are approved in writing by the Bank, and including CLTA endorsements 100, 104.7, 111.5, 112:1, and 116.1, and such other endorsements as the Bank may require.

                      (c) the "Owner's Title Policy": an ALTA Owner's Policy
               Form B - 1970, issued by the Title Company, naming the Company as the insured, with liability in the amount of the Initial Stated Amount, insuring that title to the Property is vested in the Company in fee simple absolute, subject only to the First Deed of Trust, the Second Deed of Trust, and such other exceptions as are approved in writing by the Bank, and including such endorsements as the Bank may require.

               "Treasury Regulation" means any of the regulations promulgated from time to time by the United States Department of the Treasury.

               "Trustee" means the party identified as the Trustee on the cover page hereof, acting as trustee for the Issuer and the Bondholders under the Indenture, or any successor to such party as Trustee under the Indenture.

               1.4 Accounting Terms. As used herein, all accounting terms not otherwise defined shall have the meanings assigned to them under GAAP.

               1.5 Other Definitional Provisions. References to "Sections," "Subsections," "Paragraphs," "Subparagraphs," "Appendices," "Recitals" and "Exhibits" shall be to Sections, Subsections, Paragraphs, Subparagraphs, Appendices, Recitals, and Exhibits of this Agreement unless otherwise specifically provided. Any of the terms defined in this Section 1 may be used in singular or plural form. As used herein, the singular includes the plural, and the masculine gender includes the feminine and neuter genders, and vice versa, unless the context otherwise requires, and the word "person" shall include individuals, governmental agencies, departments and entities, trusts, corporations, partnerships, organizations, associations, and other entities. Except as otherwise provided herein, references to any document or instrument defined in this Section 1 are to such document or instrument as amended or supplemented from time to time with the Bank's consent or as otherwise permitted by this Agreement.

               SECTION 2. APPLICATION, REIMBURSEMENT AND OTHER PAYMENTS

               2.1 Application for Letter of Credit. The Company hereby applies to the Bank for and authorizes and instructs the Bank to issue the Letter of Credit in the Initial Stated Amount.

               2.2 Reinstatement of Letter of Credit. Immediately following any drawing by the Letter of Credit Beneficiary upon the Letter of Credit pursuant to a draft accompanied by a certification in the form of Annex A to the Letter of Credit, the obligation of the Bank under the Letter of Credit shall automatically be reinstated to the extent so provided in the Letter of Credit. Immediately following reimbursement in full of the Bank for the amount of any drawing by the Letter of Credit Beneficiary upon the Letter of Credit pursuant to a draft accompanied by a certification in the form of Annex B to the Letter of Credit, the obligation of the Bank under the Letter of Credit shall be automatically reinstated to the extent so provided in the Letter of Credit. Nothing in this Subsection 2.2 shall limit the Bank's rights under any other provision of this Agreement or the other L/C Documents.

               2.3 Reimbursement for Draws Upon Letter of Credit. (a) The Company hereby agrees (i) to reimburse the Bank, on each date that any amount is drawn upon the Letter of Credit (except as otherwise provided in clause (iii) below), for the amount drawn on such date, and to pay to the Bank the Letter of Credit Negotiation Fee set forth in Subsection 1.1 on the date of each such drawing; (ii) to pay to the Bank, on demand, interest at the Agreed Rate on any and all amounts unpaid by the Company when due hereunder, from the date such amounts become due until payment in full; and (iii) to reimburse the Bank, within 90 days, for the amount of any draw upon the Letter of Credit pursuant to a draft accompanied by a certification in the form of Annex B to the Letter of Credit for the purchase price of Bonds tendered for purchase pursuant to Section 1301 OR 1302 OF THE Indenture (a "Purchase Draw"). The unreimbursed amount of any such Purchase Draw shall bear interest at the Remarketing Period Interest Rate from the date of such drawing until the date that reimbursement of the principal amount of such Purchase Draw becomes due and payable hereunder, which interest shall be payable in arrears on the first day of each calendar month and on the date that reimbursement of the principal amount of such Purchase Draw is due and payable. Notwithstanding the foregoing, in the event of any payment by the Bank under the Letter of Credit against presentation of a sight draft or certificate that does not substantially comply with the terms of the Letter of Credit, where such payment constitutes gross negligence or willful misconduct on the part of the Bank, then the Company shall not be liable to the Bank for reimbursement of any portion of such payment that is not applied in accordance with the terms of the Indenture.

               (b) In order to facilitate Company's reimbursement of the Bank pursuant to Subsection 2.3(a), (i) on the same date that any amount is drawn upon the Letter of Credit to make a scheduled interest payment on the Bonds, the Company shall deposit good and readily available funds into the Reimbursement Account in a sum equal to the amount that will be due and payable as reimbursement to the Bank under Subsection 2.3(a)(i) for the amount to be drawn upon the Letter of Credit prior to such Bond Interest Payment Date, together with the Letter of Credit Negotiation Fee payable in connection with such drawing, and (11) on the same date that any amount is drawn upon Letter of Credit in order to pay any principal payment on the Bonds that becomes due, whether at maturity, by acceleration, notice of prepayment, or otherwise, the Company shall deposit good and readily available funds into the Reimbursement Account in a sum equal to the amount that will be due and payable as reimbursement to the Bank under Subsection 2.3(a)(i) for the amount to be drawn under the Letter of Credit prior to such principal payment date, together with the Letter of Credit Negotiation Fee payable in connection with such drawing. For the purpose of calculating such deposits, it shall be assumed that interest on the Bonds will accrue at the Maximum Bond Interest Rate during any period for which the Remarketing Agent has not yet determined the Adjustable Interest Rate pursuant to Section 203 of the Indenture. The Company hereby authorizes and directs the Bank to debit the Reimbursement Account following any payment by the Bank under the Letter of Credit for the amount due and payable to the Bank pursuant to Subsection 2.3(a). On or before the third Business Day following each Bond Interest Payment Date, the Bank shall refund to the Company all amounts in the Reimbursement Account in excess of amounts then owing to the Bank under this Agreement (other than any amounts deposited pursuant to clause (ii) of this Subsection 2.3(b) in connection with any Bond principal payment which has not yet occurred). The amount of any disbursement received by the Bank from the Trustee pursuant to Section 304. 307 or 1307 of the Indenture shall be credited to the Company's obligations under this Section 2.3.

               2.4 Fees. The Company shall pay to the Bank:

                      (a) the Letter of Credit Origination Fee, which shall be payable on the Date of Issuance;

                      (b) the Letter of Credit Administration Fee, which shall be payable annually in advance on the Date of Issuance and on each anniversary of such date prior to the Expiration Date; and

                      (c) the Letter of Credit Negotiation Fee, which shall be payable together with each reimbursement for each draw on the Letter of Credit.

               2.5 Allocation of Increased Costs. If any past, present or future legislative, administrative or judicial action has the direct or indirect effect of imposing upon the Bank or any Participant any requirement or condition regarding this Agreement or the Letter of Credit that directly or indirectly increases the cost to the Bank or any Participant of issuing, maintaining or honoring draws under the Letter of Credit, or the cost to any Participant of participating in the Letter of Credit, over the cost thereof as of the date of this

Agreement, the Bank shall so notify the Company and the Company shall pay to the Bank on or before the due date or dates specified in the Bank's notice (which due date or dates shall be at least three (3) Business Days after the Company receives such notice) all additional amounts necessary to compensate the Bank or any Participant for such additional costs. Any such costs not so paid by Company when due shall bear interest at the Agreed Rate from the due date specified in the Bank's notice until paid in full. The Bank shall deliver to the Company a certificate showing the amount and manner of calculation of such increased costs, and such certificate shall be conclusive (absent manifest error) as to such amount. Without limiting the generality of the foregoing, if any premium is imposed by the Federal Deposit Insurance Corporation or any reserve requirement is imposed by the Comptroller of the Currency or the Board of Governors of the Federal Reserve System in connection with the Letter of Credit, the cost to the Bank and any Participants of such premium and/or reserve requirement shall be payable by the Company as an additional cost in accordance with this Subsection.

               2.6 Bank Expenses. The Company shall pay to the Bank, within three (3) Business Days after demand by the Bank, all costs, charges, fees and expenses (including fees and expenses of in-house and outside counsel for the Bank and of any in-house or outside appraisers) paid or incurred by the Bank in connection with this Agreement or relating to the transactions contemplated hereby, including without limitation any costs, charges, fees and expenses incurred in connection with (a) the preparation and negotiation of this Agreement and any other documents or instruments executed in connection herewith; (b) the closing of the transactions contemplated by this Agreement; or
(c) the perfection, protection, exercise or enforcement of any of the Bank's rights under any of the Related Documents.

               2.7 Manner and Time of Payment. Except as otherwise expressly provided herein, all payments to the Bank by or on behalf of the Company under this Agreement shall be made in immediately available funds to the Bank at its office at the Bank Payment Address set forth in Subsection 1.2, by 2:00 p.m., Los Angeles time on the date such payment is due. Funds received after such time shall be deemed to have been paid and received on the next succeeding Business Day.

               2.8 Application of Funds. All payments received by the Bank from or on behalf of Company hereunder or pursuant to any of the other Related Documents shall be applied by the Bank to the payment of amounts then owing by the Company to the Bank, in such order and manner as the Bank chooses in its sole discretion. Any balance remaining after payment in full of all such amounts shall be disbursed by the Bank to the Company or such other person or persons as shall be legally entitled thereto.

               2.9 Computation of Interest. All interest payable hereunder shall be computed on the basis of a 360-day year and the actual number of days elapsed in the period during which such interest accrues. In computing the number of day: during which interest accrues on any amount outstanding hereunder, the first date from which interest is stated to accrue hereunder shall be included and the date of payment of such amount to the Bank shall be excluded.

               SECTION 3. CONDITIONS PRECEDENT TO THE ISSUANCE OF THE LETTER OF CREDIT

               The Bank's obligation to issue the Letter of Credit and all other obligations of the Bank hereunder are conditioned upon the satisfaction by the Company of all of the following conditions:

               3.1 Execution and Delivery of Closing Documents. On or before the Date of Issuance, the Bank shall have received and approved the following documents, each of which shall be in form and substance satisfactory to the Bank and duly executed (and acknowledged where necessary) and delivered by the appropriate parties thereto:

               (a) The Letter of Credit Application, in the form of Exhibit B;

               (b) The Loan Agreement, the Indenture, and the Intercreditor Agreement;

               (c) The Placement Agent Agreement;

               (d) The Remarketing Agreement;

               (e) The First Deed of Trust, the First Fixture Filing, the Memorandum of Assignment, the Second Deed of Trust, and the Second Fixture Filing, duplicate originals of which shall have been duly recorded in the Official Records of the County;

               (f) The First Security Agreement and the Second Security
        Agreement;

               (g) The First Financing Statement and the Second Financing Statement, duplicate originals of which shall have been duly filed in the Office of the California Secretary of State and, if the Company's principal place of business is located in a state other than California, in the Office of the Secretary of State of that state or other appropriate place or places in that state;

               (h) Assignments to the Bank of the Project Plans and all Project Agreements, Permits, and Licenses, together with consents to such assignments where deemed appropriate by the Bank;

               (i) An opinion of Bond Counsel and a supplemental opinion of Bond Counsel, as required by the Placement Agent Agreement, in each case dated the Date of Issuance and addressed to the Bank or accompanied by a letter satisfactory to the Bank entitling the Bank, any Participants, and any successors or assigns of either to rely on such opinions to the same extent as if addressed to such persons (a "Reliance Letter");

               (j) An opinion of counsel for the Company dated the Date of Issuance and addressed to the Bank, substantially in the form of Exhibit F;

               (k) An opinion of counsel for the Trustee with respect to such matters as the Bank may request, dated the Date of Issuance and addressed to the Bank or accompanied by a Reliance Letter;

               (1) An opinion of counsel for the Issuer with respect to such matters as the Bank may request, dated the Date of Issuance and addressed to the Bank or accompanied by a Reliance Letter;

               (m) An opinion of O'Melveny & Myers, special counsel to the Bank, with respect to such matters as the Bank may request;

               (n) Each of the approvals, authorizations, and consents described in Exhibit E;

               (o) An "Authorized Representative Certificate," substantially in the form of Exhibit C;

               (p) A certificate signed by an Authorized Representative of the Company and dated the Date of Issuance, confirming the satisfaction of the conditions set forth in Subsection 3.2;

               (q) A Certification of Non-Foreign Status;

               (r) Authorizing resolutions of the Board of Directors of the Company;

               (s) The inducement resolution of the Issuer declaring the intent of the Issuer to issue Bonds to finance the Project; the resolution of the governmental body approving the issuance of the Bonds by the Issuer to finance the Project; the resolution of the Issuer authorizing the issuance of the Bonds; and the final resolution of the California Industrial Development Financing Advisory Commission approving the issuance of Bonds by the Issuer to finance the Project;

               (t) A certificate of representations and warranties by the Company relating to the tax-exempt status of the Bonds; and

               (u) Such other documents and instruments as the Bank may reasonably require.

               3.2 Representations Correct; No Default. On the Date of Issuance:

                      (a) the representations and warranties contained herein and in each written document delivered by the Company to the Bank in connection with this Agreement shall be true and correct on and as of the Date of Issuance to the same extent as though made on and as of such date;

                      (b) no Event of Default or Potential Default shall have occurred and be continuing and neither will result from the issuance of the Letter of Credit.

               3.3 Other Requirements. On the Date of Issuance:

                      (a) the Issuer shall have adopted and delivered to the Bank certified copies of resolutions, satisfactory to the Bank, authorizing the issuance of the Bonds and the execution, delivery and performance by the Issuer of the Loan Agreement, the Intercreditor Agreement and the Indenture, and on the Date of Issuance such resolutions shall be in full force and effect;

                      (b) the Trustee shall have accepted the trusts of the Indenture;

                      (c) all conditions precedent to the issuance of the Bonds (other than issuance of the Letter of Credit) shall have occurred;

                      (d) Moody's Investors Service shall have assigned a rating for the Bonds at least as high as the most recent rating assigned by such agency to other securities comparable to the Bonds secured by letters of credit issued by the Bank, and such rating shall not have been downgraded, suspended or withdrawn;

                      (e) the Bank shall have received all amounts required by this Agreement to be paid to the Bank on or before the Date of Issuance (or provision satisfactory to the Bank shall have been made for the payment thereof out of Bond proceeds on the Date of Issuance);

                      (f) the Bank shall have received and approved each of the items listed in Exhibit H, each of which (i) shall be dated on or before the Date of Issuance, ii) shall at the request of the Bank be brought current as of the Date of Issuance, and (iii) shall be in form and substance satisfactory to the Bank. For the purposes of this Section "such date", as used in Exhibit H, shall mean the Date of Issuance;

                      (g) the Loan Agreement and the Indenture shall be consistent with the requirements set forth in Exhibit G; and

                      (h) no legislation, rule, order or decree shall, in the opinion of counsel for the Bank, purport to prohibit or restrain the issuance of the Letter of Credit as provided in this Agreement.

        SECTION 4. COMPANY'S OBLIGATIONS UNCONDITIONAL

        The obligations of the Company under this Agreement shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with this Agreement (subject to any modifications, waivers or consents by the Bank in accordance with the terms hereof) under any and all circumstances, and shall not be affected by (a) any lack of validity or enforceability of any other Related Documents; (b) any amendment of, or any waiver or consent with respect to, all or any of the other Related Documents; (c) the existence of any claim, set-off, defense or other rights which the Company may have at any time against the Issuer, the Trustee, or any other person; (d) any breach of contract or other dispute between the Company and any person; (e) any statement or document presented under the Letter of Credit proving to be forged, fraudulent, untrue, inaccurate, invalid or insufficient in any respect; (f) any payment by the Bank under the Letter of Credit against presentation of a sight draft or certificate which does not comply with the terms of the Letter of Credit (except as otherwise expressly provided in Subsection 2.3(a) where such payment constitutes gross negligence or willful misconduct of the Bank); (g) any delay, extension of time, renewal, compromise or other indulgence or modification agreed to by the Bank, with or without notice to or approval by the Company in respect of any of the Company's indebtedness to the Bank under this Agreement; (h) any failure to complete the Project; (i) any exchange, release or nonperfection of any lien or security interest in any collateral pledged or otherwise provided to secure any of the obligations contemplated herein or in any of the other Related Documents;
(j) any non-recourse nature of any of the Company's obligations under any of the Related Documents; or (k) any other circumstance or event whatsoever, whether or not similar to any of the foregoing. Notwithstanding the foregoing, nothing contained in this Section shall be construed to release the Bank from the performance of any of the covenants, undertakings or agreements of the Bank contained in this Agreement, except as otherwise expressly provided herein or to prevent the Company from enforcing any of the covenants, undertakings or agreements of the Bank in this Agreement directly against the Bank by suit for specific performance or claims for damages or a combination of the foregoing.

        SECTION 5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        In order to induce the Bank to enter into this Agreement and to issue the Letter of Credit, the Company represents and warrants to the Bank that the following statements are true, correct and complete as of the date hereof and will be correct as of the Date of Issuance and the date of each Disbursement:

        5.1 Organization, Powers and Good Standing.

        (a) Organization and Powers. The Company is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of its incorporation, as set forth on the cover page hereof. The Company has all requisite power and authority, rights and franchises to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, and to enter into and perform this Agreement and the other Company Documents.

        (b) Good Standing. The Company has made all filings and is in good standing in California and, if different, in the jurisdiction of its organization or incorporation, as the case may be, and in each other jurisdiction in which the character of the property it owns or the nature of the business it transacts makes such filings necessary or where the failure to make such filings could have a materially adverse effect on the business, operations, assets or condition (financial or otherwise) of the Company. The address of the Company's chief executive office and principal place of business is as set forth in Subsection 1.2.

        (c) Non-Foreign Status. The Company is not a "foreign corporation," "foreign partnership," "foreign trust," or "foreign estate," as those terms are defined in the Internal Revenue Code and the regulations promulgated thereunder. The Company's U.S. employer identification number is as set forth in Subsection 1.2.

        5.2 Authorization of Company Documents.

        (a) Authorization. The execution, delivery and performance of the Company Documents by the Company are within the Company's powers and have been duly authorized by all necessary action by the Company, including the adoption of any necessary bylaws or resolutions by the board of directors of the Company.

        (b) No Conflict. To the best of the Company's knowledge, after due investigation, the execution, delivery and performance of the Company Documents by the Company will not violate (i) the Company's articles of incorporation or bylaws or (ii) any Legal Requirement affecting the Company, or any of its properties, and will not result in or require the creation (except as provided in or contemplated by this Agreement) of any Lien upon any of such properties. The Company is not in violation of or default under any Legal Requirement which affects the enforceability of the Company Documents, title to the Project, or the ability of the Company to meet any of its obligations, including payment obligations, under the Company Documents, and no condition exists that would, with the giving of notice or lapse of time, or both, constitute such a violation or default.

        (c) Governmental and Private Approvals. All governmental or regulatory orders, consents, permits, authorizations and approvals required for commencement and timely completion of the Project have been obtained. No additional governmental or regulatory actions, filings or registrations with respect to the Project, and, except as described in Exhibit E, no approvals, authorizations or consents of any trustee or holder of any indebtedness or obligation of the Company, or any other person, are required for the due execution, delivery and performance by the Company of the Company Documents.

        (d) Binding Obligations. This Agreement and the other Company Documents have been duly executed by the Company, and are legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general principles of equity.

        5.3 Litigation; Adverse Facts. Except as disclosed in writing to the Bank, there is no action, suit, investigation, proceeding or arbitration (whether or not purportedly on behalf of the Company) at law or in equity or before or by any foreign or domestic court or other governmental entity (a "Legal Action"), pending or, to the best of the Company's knowledge, threatened against or affecting the Company or any of its assets which could reasonably be expected to result in any material adverse change in the business, operations, assets (including the Project) or condition (financial or otherwise) of the Company or would materially adversely affect the Company's ability to perform its obligations under the Related Documents. There is no asserted claim against the Company in excess of $ 100,000. The Company is not (a) in violation of any applicable law, which violation materially adversely affects or may materially adversely affect the business, operations, assets (including the Project) or condition (financial or otherwise) of the Company, or (b) subject to, or in default with respect to, any Legal Requirement that would have a materially adverse effect on the business, operations, assets (including the Project) or condition (financial or otherwise) of the Company. There is no Legal Action pending or, to the best of the Company's knowledge, threatened against or affecting the Company questioning the validity or the enforceability of this Agreement or any of the other Related Documents.

        5.4 Financial Condition. The most recent interim and annual financial statements of the Company, copies of which have been delivered to the Bank, fairly present the financial condition of the Company at the dates thereof, are true and correct, and have been prepared in accordance with GAAP on a basis consistently applied. Any other statements and data submitted in writing by the Company to the Bank in connection with this Agreement are true and correct in all material respects as of their dates. Since the dates of such financial statements there have been no material changes in the business, operations, assets, management, ownership or condition (financial or otherwise) of the Company, other than changes in the ordinary course of business that have not been materially adverse. Except as otherwise previously disclosed to the Bank in writing in connection with this Agreement, the Company has no knowledge of any liabilities, contingent or otherwise, of the Company, and no knowledge of any material Contractual Obligations of the Company (other than those entered into in the ordinary course of the Company's business) which might have a materially adverse effect upon the Company's business, operations, assets, management, or condition (financial or otherwise).

        5.5 Title to Properties; Liens. The Company has good, sufficient and legal title to all properties and assets reflected in its most recent balance sheet delivered to the Bank, except for assets disposed of in the ordinary course of business since the date of such balance sheet. All of Company's properties are free and clear of Liens, except as permitted hereunder.

        5.6 Disclosure. There is no fact known to the Company (other than matters of a general economic nature) which materially adversely affects the business, operations, assets or condition (financial or otherwise) of the Company which has not been disclosed in this Agreement or in other documents, certificates and written statements furnished to the Bank in connection herewith.

        5.7 Payment of Taxes. All tax returns and reports of the Company required to be filed by it have been timely filed, and all taxes, assessments, fees and other governmental charges upon the Company and upon its properties, assets, income and franchises which are due and payable have been paid when due and payable, except to the extent such taxes are being contested in good faith in accordance with Subsection 16.1, and the Bank has received written notice of such contests. The Company knows of no proposed tax assessment against it that would be material to the condition (financial or otherwise) of the Company, and the Company has not contracted with any government entity in connection with taxes.

        5.8 Trademarks, Copyrights and Patents. The Company possesses all necessary trademarks, trade names, copyrights, patents, patent rights and licenses to conduct its business as now operated, without any known conflict with the valid trademarks, trade names, copyrights, patents and license rights of others.

        5.9 Securities Activities. The Company is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any margin stock (as defined within Regulations G, T and U of the Board of Governors of the Federal Reserve System), and not more than twenty-five percent (25%) of the value of the Company's assets consists of such margin stock.

        5.10 Government Regulations. The Company is not subject to regulation under the Investment Company Act of 1940, the Federal Power Act, the Public Utility Holding Company Act of 1935, the Interstate Commerce Act or to any federal or state statute or regulation limiting its ability to incur Indebtedness for money borrowed.

        5.11 Title to Property. The Company is the sole owner of, and has good and marketable title to, the fee interest in the Property and all other real and personal property described in the Bank Security Documents, free from any adverse lien, security interest or encumbrance of any kind whatsoever, excepting only (a) the Issuer Security Documents, (b) liens and security interests in favor of the Bank, and (c) other matters which have been approved in writing by the Bank.

        5.12 Rights to Project Agreements, Permits and Licenses. The Company is the true owner of all rights in and to all existing Project Agreements, Permits and Licenses, and will be the true owner of all rights in and to all future Project Agreements, Permits and Licenses. The Company's interest in all contracts included in the Project Agreements, Permits and Licenses is not subject to any present claim, set-off or deduction other than in the ordinary course of business.

        5.13 Legal Requirements. The Company has obtained and examined, or will obtain and examine in a timely fashion, all Legal Requirements, affecting or relating to the Project, including those relating to environmental quality. The Project does not and will not violate any of such requirements. The Company is not aware of any pending or threatened investigation by any state or federal agency with respect to such Legal Requirements.

        5.14 Utilities, etc. Telephone services, gas, electric power, storm sewers, sanitary sewer, potable water facilities, and all other utilities and services necessary for the construction, operation and maintenance of the Project are available to the Property, are adequate to serve the Project, and are not subject to any conditions limiting the use of such utilities, other than normal restrictions applicable to users generally and normal charges to the utility supplier. All streets and easements necessary for the construction, operation and maintenance of the Project are available to the boundaries of the Property.

        5.15 Commencement of Work. On or prior to the Date of Official Action, as defined in the Loan Agreement (i.e., March 5, 1985), neither the Company nor anyone else on the Company's behalf shall have (a) commenced construction of the Project, (b) purchased, contracted for or otherwise brought upon the Property any materials specially fabricated for or otherwise to be incorporated into the Project, or (c) made any oral or written contract, agreement or arrangement of any kind other than the Project Architect's Agreement.

        5.16 Approved Budget. On a line-by-line and total basis the costs shown in the Approved Budget are true, correct and complete, and represent the total of all costs, expenses and fees which the Company expects to pay or may be or become obligated to pay to construct, occupy, and operate the Project.

        5.17 Other Related Documents. Each of the representations and warranties of the Company contained in any of the other Related Documents is true and correct. All of such representations and warranties are incorporated herein by this reference to the same extent as if made by the Company herein for the benefit of the Bank.

        SECTION 6. AFFIRMATIVE COVENANTS OF THE COMPANY

        Until the later of the Expiration Date or payment in full of all amounts due and owing or payable to the Bank under this Agreement and the other L/C Documents, unless the Bank otherwise expressly consents in writing:

        6.1 Maintenance of Existence, Etc. The Company will (a) maintain and preserve its existence and all rights and franchises material to its business;
(b) maintain its assets in good order and repair; (c) conduct its business in an orderly manner without voluntary interruption; and (d) maintain its chief executive office and principal place of business in the State in which it is currently located, as set forth in Subsection 1.2.

        6.2 Maintenance of Insurance.

        (a) The Company shall at all times provide, maintain, keep in full force and effect or cause to be provided, maintained, and kept in full force and effect, at its own expense, policies of insurance in such form and amounts, with such deductibles, and covering such casualties, risks, perils and liabilities as are customarily carried by similar businesses, and issued by responsible insurance carriers. Without limiting the generality of the foregoing, such insurance shall include fire and extended coverage (including a builder's "all risks" completed value policy in the greater amount of the Initial Stated Amount or the replacement cost of the Project), broad form public liability coverage for not less than $3,000,000 (carried by the Company and by H.M.H. Construction during construction), property damage (including course of construction coverage of not less than $3,000,000), product liability, workers' compensation and employer's liability insurance. Further, without limiting the generality of the foregoing, the Company shall provide, maintain and keep in force, at its own expense, such additional insurance as is customarily required for projects of a similar nature or as may be reasonably required by the Bank from time to time in the event that the Project is exposed to hazards and risks with respect to which the Bank deems the existing insurance inadequate to properly protect its interests.

        (b) All policies of insurance required by the terms of this Agreement shall either have attached thereto a lender's loss payable endorsement for the benefit of the Bank and the Trustee in form satisfactory to the Bank and the Trustee or shall name the Bank and the Trustee as additional insureds and shall contain an endorsement or agreement by the insurer that any loss shall be payable in accordance with the terms of such policy notwithstanding any act or negligence of the Company or any party holding under the Company which might otherwise result in forfeiture of said insurance and the further agreement of the insurer waiving all rights of setoff, counterclaim and deduction against the Company.

        (c) After the Project has been completed and until repayment of the Bonds and the satisfaction of all obligations of the Company under this Agreement, the Company shall also provide from time to time at the written request of the Bank, but not more often than once annually, satisfactory evidence of the insurable value of the Project. Such evidence may be in the form of an insurance appraisal or valuation report prepared by an insurance company, agent or broker, professional appraiser, architect, engineer or contractor approved by the Bank. The Company shall bear the costs, if any, of such insurance appraisal or valuation report.

        (d) The Company shall immediately furnish to the Bank all certificates of insurance for each policy required hereunder setting forth the coverage, the limits of liability, the deductibles, if any, the name of the carrier, the policy number, and the period of coverage, which certificates shall have been executed by authorized officials of the companies issuing such insurance, or by agents or attorneys-in-fact authorized to issue said certificates (in which event each such certificate shall be accompanied by a notarized affidavit, agency agreement or power of attorney evidencing the authority of the signature to issue such certificate on behalf of the insurer named therein). Upon the Bank's written request, the Company shall deliver original policies and endorsements and renewals thereof to the Bank. If the Bank consents, the Company may provide any of the required insurance through blanket policies carried by the Company and covering more than one location, or by policies procured by a tenant or other party holding under the Company; provided, however, all such policies shall be in such form and amount, with such deductibles, and issued by such companies, as are satisfactory to the Bank.

        (e) At least thirty (30) days prior to the expiration of each required policy, the Company shall deliver to the Bank and the Trustee evidence satisfactory to the Bank and the Trustee of the insurance in form as required by this Agreement. All such policies shall contain a provision that, notwithstanding any contrary agreement between the Company and the insurance company, such policies will not be cancelled, allowed to lapse without renewal, surrendered or materially amended (which term shall include any reduction in the scope or limits of coverage) without at least thirty
    (30) days' prior written notice to the Bank and the Trustee. All consents and approvals of the Bank and the Trustee required by this Section 6.2 shall be given or withheld in the reasonable discretion of the Bank and the Trustee. If the Company fails to provide, maintain, and keep in force the policies of insurance required by this Agreement, the Bank may (but shall have no obligation to) procure such insurance, or single interest insurance for such risks covering the Bank's and the Trustee's interests, and the Company will pay all premiums therefor within three (3) Business Days after demand by the Bank; and until such payment is made by the Company, the amount of all such premiums, together with interest thereon at the Agreed Rate, shall be secured by the Second Deed of Trust.

        6.3 Payment of Taxes, Etc. The Company will pay (a) all taxes, assessments and governmental charges upon it or any of its properties, income, assets or franchises before any penalties or interest accrues; and (b) all other sums due from it before penalties or interest accrues or Liens are imposed, in each case except to the extent contested in good faith in accordance with Subsection 16.1. The Company shall pay all government charges or taxes, including interest or penalties, (except income, franchise or other similar taxes) payable in respect of the existence, execution or delivery of the Letter of Credit by reason of any existing or future federal or state or local statute.

        6.4 Access and Reporting. The Company will permit the representatives of the Bank at any time or from time to time, upon one day's notice, to inspect all of its properties, books and records. The Company, at its expense, will furnish or cause to be furnished to the Bank the following:

        (a) Notice of Default. As soon as possible, and in any event not later than five days after the occurrence of any Event of Default or Potential Default, a statement of an Authorized Representative of the Company describing the details of such Event of Default or Potential Default and any curative action the Company proposes to take;

        (b) Monthly Statements. As soon as available, and in any event not later than 45 days after the last day of each month during the term of this Agreement commencing with the month designated by the Bank, financial statements of the Company including a balance sheet and a profit and loss statement, as at the close of and for such month, all in reasonable detail and prepared in accordance with GAAP on a basis consistently applied; such statements to be accompanied by a certificate signed by an Authorized Representative of the Company to the effect that such statements fairly present the financial condition of the Company as at the date indicated and the results of operations for the period indicated, subject, however, to year-end audit adjustments;

        (c) Annual Statements. As soon as available, and in any event not later than 90 days after the close of each fiscal year of the Company, financial statements of the Company, including a profit and loss statement, reconciliation of capital accounts and a consolidated statement of changes in financial position of the Company as at the close of and for such fiscal year, all in reasonable detail, certified as provided in clause (b) above by an Authorized Representative of the Company and, upon request of the Bank, accompanied by the report of a firm of certified public accountants reasonably acceptable to the Bank, which opinion shall be unqualified or contain only such qualifications as (i) do not reflect a materially adverse change in the financial condition of the Company and (ii) are otherwise acceptable to the Bank;

        (d) Budgets. As soon as available, and in any event not later than 90 days after the close of each fiscal year of the Company, copies of the projected annual Capital Budget and Operating Budget for the following year and, as soon as available, copies of all quarterly updates and reprojections of said budgets.

        (e) Tax Returns. If requested by the Bank, as soon as available, and in any event not later than at the time of filing with the Internal Revenue Service, the federal tax returns (and supporting schedules, if any) of the Company;

        (f) Supplemental Statements. As soon as available, and in any event not later than at the time of filing with the Internal Revenue Service, any statement, supplemental statement or other tax schedule or return or document filed with the Internal Revenue Service pursuant to Treasury Regulation Section 1.103-10(b)(2)(vi)(c) as the same may be amended or supplemented from time to time;

        (g) Certificate of Performance. Concurrently with delivery of each of the financial statements provided for in clauses (b) and (c) above, a certificate of an Authorized Representative of the Company stating that the Company has performed and observed each of its covenants contained in this Agreement and that no Event of Default or Potential Default has occurred or, if any such event has occurred, specifying its nature;

        (h) Audit Reports. Promptly upon receipt thereof, copies of all reports submitted to the Company by independent public accountants in connection with each annual, interim or special audit of the financial statements of the Company made by such accountants, including the comment letter submitted by such accountants to management in connection with their annual audit;

        (i) Proxy Statements. If requested by the Bank, promptly upon their becoming available, copies of (i) all financial statements, reports, and notices sent or made available generally by the Company to its members and
    (ii) all press releases and other statements made available generally by the Company to the public concerning material developments relating to or affecting the Project or the business of the Company.

        (j) Other L/C Documents. All other documents, certificates, statements, notices, and other information required to be furnished to the Bank pursuant to any of the L/C Documents, in the manner and at the times therein provided;

        (k) Notices, Certificates or Communications. Immediately upon giving or receipt thereof, copies of any notices, certificates or other communications given to or received from the Trustee or the Issuer pursuant to or in connection with any of the Related Documents, as well as any notices and other communications delivered to the Property or to the Company naming the Bank or the "Construction Lender" as addressee, or which could reasonably be deemed to affect the construction of the Project or the ability of the Company to perform its obligations to the Bank;

        (1) Certification of Non-Foreign Status. Promptly upon request of the Bank from time to time, a Certification of Non-Foreign Status, executed on or after the date of such request by the Bank; and

        (m) Other Information. Such other documents and information relating to the affairs of the Company and the Project as the Bank reasonably may request from time to time.

        6.5 Additional Notices. The Company will promptly give notice to the Bank of (a) any fact or circumstance of which the Company becomes aware that may render the Approved Budget inaccurate in any material respect; (b) any Lien affecting the Project other than Liens expressly permitted hereby; (c) the institution of any Legal Action involving a potential liability of the Company in excess of $100,000 (describing the proceeding and the steps being taken with respect thereto), and any material development or determination in any such Legal Action, (d) any other event or condition which may materially adversely affect the development or operation of the Project, and (e) any change or contemplated change in (i) the location of the Company's executive headquarters or principal place of business, (ii) the legal, trade, or fictitious business names used by the Company or (iii) the nature of the Company's trade or business.

        6.6 Maintenance of Properties. The Company will maintain all of its properties in good working order and condition, ordinary wear and tear excepted.

        6.7 Further Assurances. At any time or from time to time upon the request of the Bank, the Company will, at its expense, promptly execute, acknowledge, and deliver such further documents and do such other acts and things as shall be necessary or advisable, in the Bank's judgment, in order to effect fully the purposes of this Agreement or of any of the other Related Documents. The Company will pay all fees and expenses (including reasonable attorneys fees) incurred by the Bank in connection therewith.

        6.8 Protection of Liens on Property. The Company will maintain (a) the lien created by the Indenture and the lien created by the First Deed of Trust as a first lien upon the Project; and (b) the lien created by the Second Deed of Trust as a second lien upon the Project, subject to no additional Liens or encumbrances other than title exceptions set forth in the Title Policies and acceptable to the Bank.

        6.9 Compliance with Legal Requirements. The Company will comply and cause others to comply in all material respects with all Legal Requirements affecting the Project, and all other Legal Requirements the noncompliance with which would have a material adverse effect on (a) the business, operations, assets, or condition (financial or otherwise) of the Company or (b) the ability of the Company to perform its obligations under the Related Documents.

        6.10 Payment of Indebtedness. The Company will (a) duly and punctually pay or cause to be paid all principal of and interest on any Indebtedness of the Company, (b) comply with and perform all conditions, terms and obligations of the notes or other instruments or agreements evidencing or securing such Indebtedness, (c) promptly inform the Bank of any default, or potential default, under any such note, agreement, or instrument, and (d) forward to the Bank a copy of any notice of default or notice of any potential default under any such note, agreement or instrument.

        6.11 Appendices. The Company will duly, timely and diligently comply with each and every term, covenant, condition and provision set forth in Appendix I (Construction Covenants and Disbursement Procedures) and Appendix II ERISA Matters).

        6.12 Use of Disbursements. The Company will use or cause to be used all Disbursements solely for the purpose of paying Project Costs.

        6.13 Project Agreements, Permits and Licenses. To the extent not heretofore delivered to the Bank pursuant to Section 3, the Company will furnish to the Bank, as soon as available and if requested by the Bank, true and correct copies of all Project Agreements, Permits and Licenses, together with assignments thereof to the Bank and consents to such assignments where deemed appropriate, all in form and substance acceptable to the Bank. The Company has not assigned or granted, or will assign or grant, a security interest in any of the Project Agreements, Permits and Licenses, other than to the Bank and the Issuer or the Trustee.

        6.14 Other Company Documents. The Company shall comply in all respects with all of the covenants contained in the other Company Documents, all of which covenants are incorporated herein by this reference.

        6.15 Financial Covenants.

        (a) The Company shall maintain a ratio of Indebtedness to Net Worth of not more than 1.00.1.00.

        (b) The Company shall maintain Working Capital o` not less than $3,500,000.

        (c) Interest Expense shall be allocated against the Operating Budget and such Operating Budget shall not exceed the Operating Retains.

        (d) Capital Expenditures shall be allocated against the Capital Budget and the use of funds included in such Capital Budget shall not exceed the sources of capital funds, which shall include the Capital Retains.

        6.16 Removal of Condition Subsequent. As soon as possible after completion of construction o the Improvements; (a) the Company shall cause Kaiser Development Company, a California corporation ("Kaiser"), the grantor under that certain Corporation Grant Deed dated November 5, 1984, as amended by that certain Correction of and Amendment to Corporation Grant Deed dated as of November 5, 1984 (the "Grant Deed"), to execute and deliver to the Company a certificate or other instrument (the "Certificate") in recordable form evidencing and acknowledging completion of the Improvements and Kaiser's waiver and release of its right of reentry pursuant to the Condition Subsequent attached as Exhibit "B" to the Grant Deed (the "Condition Subsequent"); (b) the Company shall cause the Certificate to be recorded in the Official Records of the County Recorder of Riverside County, California; and (c) the Company shall cause the Title Company to remove or endorse over the exception to coverage under the Title Policies represented by the Condition Subsequent.

        SECTION 7. NEGATIVE COVENANTS OF THE COMPANY

        Until the later of the Expiration Date or payment in full of all amounts due and owing or payable to the Bank under this Agreement and the other L/C Documents, unless the Bank otherwise expressly consents in writing:

        7.1 Type of Business. The Company will not discontinue or make any substantial change in the character of its business, as indicated in Subparagraph (d) of Section 1.2.

        7.2 Other Indebtedness. The Company will not create, incur, assume, guarantee, permit to exist, or otherwise become directly or indirectly liable for any Indebtedness, except Permitted Indebtedness. Also, the Company will not dispose, with or without recourse, of any accounts or notes receivable or any sums due or to become due.

        7.3 Liens and Encumbrances. Subject to Subsection 16.1, the Company will not create, incur, assume or permit to exist any Lien upon or on any of its property or assets now owned or hereafter acquired in which the Bank has a security interest pursuant to the Bank Security Documents or any related income or profits other than (a) Liens for taxes, assessments or governmental charges not yet due and payable; (b) Liens incurred in the ordinary course of business in connection with workers' compensation, unemployment insurance or social security obligations; (c) mechanics', workmen's, materialmen's, landlords', carriers' or other similar liens arising in the ordinary course of business with respect to obligations which are not due; and (d) Liens in favor of the Trustee or the Bank. In this connection, the Company acknowledges that the existence of junior encumbrances might require consents by junior lienholders to changes in the construction financing in order to protect the security positions of the Trustee and the Bank, and would impair the expeditious completion of the Project, to the detriment of all parties. The Company will not pledge or place liens upon its accounts receivable or its inventory, or both, in an aggregate amount exceeding $6,000,000.

        7.4 Loans and Investments. The Company will not lend money, make investments, or extend credit, other than in the ordinary course of its business as presently conducted.

        7.5 Limitation on Contingent Liabilities. The Company will not guarantee or otherwise become directly or indirectly responsible (including under an agreement to purchase any obligations, stock, assets, goods or services or to supply or advance any funds, assets, goods or services) for any Indebtedness or other obligation of any person, except for Permitted Contingent Liabilities.

        7.6 Sale of Business; Merger or Consolidation. The Company will not (a) liquidate, dissolve, merge or consolidate, or begin any proceedings to do so; or
(b) sell, lease, assign or transfer any substantial part of its business or assets, or any assets (including in sale-leaseback transactions) unless in the ordinary course of business and the assets included are not necessary for its business as conducted prior to such transfer.

        7.7 Regulations G, T and U. The Company will not use the proceeds of the Company Loan, directly or indirectly, to purchase or carry any margin stock (within the meaning of Regulations G, T and U of the Board of Governors of the Federal Reserve System) or extend credit to others for such purpose.

        7.8 Amendment of Company Documents. Unless necessary, in the opinion of Bond Counsel, to preserve the exemption of the interest on the Bonds from federal income taxation, the Company will not enter into or consent to any amendment, termination, modification or other alteration of any of the Company Documents, or any assignment, transfer, pledge or hypothecation of any of its rights thereunder.

        7.9 Disposition of Project. The Company will neither cause nor permit
(a) any "transfer" (as that term is defined in Section 1.19 of the Second Deed of Trust) of all or any portion of the Project or any other property granted under the Second Deed of Trust (collectively, the "Trust Estate"), or (b) any change in the membership of the Company pursuant to which any one member would hold 50% or more equity credits in the Company, in either case, without first receiving the prior written consent of the Bank and obtaining an opinion of Bond Counsel addressed to the Bank that such transfer shall not adversely affect the exemption from federal income taxation of interest on the Bonds. Consent by the Bank to one such transaction shall not be deemed to be a waiver of the Bank's right to require its separate written consent to future or successive transactions. The Bank may grant or deny such consent in its sole discretion, and if such consent is given, any such transferee shall assume all of the obligations of the transferor under this Agreement and the other Related Documents and agree to be bound by all provisions contained in all such documents, and the Company and such transferee shall comply in all other respects with any requirements set forth in the Related Documents relating to such transfer. Such assumption shall not, however, release the transferor or any other party from any liability to the Bank under this Agreement or any other Related Documents except as otherwise expressly agreed in writing by the Bank.
Section 1.19 of the Second Deed of Trust defines "transfer" as follows:

        "As used herein, a 'transfer' of the Trust Estate shall include (i) any sale, agreement to sell, transfer or conveyance of the Trust Estate, or any portion thereof or interest therein, whether voluntary, involuntary, by operation of law or otherwise, or the lease of all or any portion of the Premises: (ii) the leasing of or permitting any other party to use or occupy any portion of the Premises; (iii) the use of any part of the surface, or subsurface to a depth of 500 feet below the surface, of the Land for the prospecting for, drilling for, production (including injection and other producing or withdrawal operations), mining, extraction, storing or removal of any oil, gas or other minerals whether from the Land or elsewhere; (iv) any transfer by way of security, including the placing or the permitting of the placing of any mortgage, deed of trust, assignment of rents or other security device on the Premises or any part thereof (other than the First Deed of Trust and the First Security Agreement); and (vi) the sale or offering of direct or indirect interests in Trustor through syndication of limited partnership interests."

        7.10 Amendment of Bylaws. The Company will not amend, or permit the amendment of, Section 8.08 of its Bylaws and, Marketing Agreement, as amended May 6, 1982.

        SECTION 8. EVENTS OF DEFAULT

        Upon written notice to the Company (except for the occurrence of any of the events described in Subsections 8.1, 8.2, 8.12 and 8.13, as to which no such notice shall be required), the occurrence of any of the following events shall be an "Event of Default" hereunder:

        8.1 Required Deposits. The Company shall fail to make, when due, any deposit to the Reimbursement Account required by Subsection 2.3.

        8.2 Other Payments. The Company shall fail to pay when due any other amount due to the Bank under this Agreement or under any of the other L/C Documents.

        8.3 Misrepresentation. Any representation or warranty of the Company,
(a) contained in this Agreement or any of the other L/C Documents, (b) contained in any certificate delivered in connection with the L/C Documents, or (c) made to the Bank concerning the financial condition or creditworthiness of the Company, shall prove to have been false or misleading in any material respect when made.

        8.4 Non-Satisfaction of Conditions to Disbursement. The Company shall fail to satisfy any applicable condition precedent to the Bank's consent to a Disbursement, as set forth in Part A of Appendix I (Construction Covenants and Disbursement Procedures), or else to resolve any such situation to the Bank's satisfaction, for more than 30 days after written notice from the Bank.

        8.5 Injunction. An order or decree shall be entered in any court of competent jurisdiction enjoining or restraining the development of the Project or the consummation of the transactions contemplated by this Agreement, which order or decree shall not be vacated within 30 days after it is entered.

        8.6 Security Documents. There shall occur an "Event of Default," as that term is defined in any of the Bank Security Documents or in any of the Issuer Security Documents.

        8.7 Indenture. There shall occur an "Event of Default," as that term is defined in the Indenture.

        8.8 Loan Agreement. There shall occur an "Event of Default," as that term is defined in the Loan Agreement.

        8.9 Invalidity. Any payment obligation of the Company under this Agreement, or under Article IV of the Loan Agreement, shall at any time for any reason cease to be valid and binding on the Company, or the validity or enforceability thereof shall be contested or denied by the Company or any governmental agency or authority.

        8.10 Other Indebtedness. The Company shall (a) fail to make any payment of any Indebtedness either relating to the Project or exceeding $100,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness where the effect of such failure is to accelerate or permit the acceleration of such Indebtedness, or (b) otherwise breach any agreement or instrument relating to any Indebtedness either relating to the Project or exceeding $100,000, where the effect of such breach is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness.

        8.11 Change in Financial Condition. The Company shall become insolvent, or there shall be a breach of any of the financial covenants contained in
Section 6.15.

        8.12 Involuntary Proceedings. Without the application or consent of the Company, (a) a receiver, trustee, custodian or similar officer shall be appointed for the Company, or for any substantial part of its property, or (b) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation, or similar proceedings under the laws of any jurisdiction shall be instituted (by petition, application, or otherwise) against the Company; and such appointment or proceedings shall remain undischarged or undismissed for a period of 60 days.

        8.13 Voluntary Proceedings. The Company shall (a) admit in writing its inability to pay its debts when due, or (b) make an assignment for the benefit of creditors, or (c) apply for or consent to the appointment of any receiver, trustee, custodian, or similar officer for the Company, or for any substantial part of its property, or (d) institute (by petition, application, or otherwise) or consent to any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation, or similar proceedings under the laws of any jurisdiction against the Company, or (e) approve or adopt any resolution or otherwise authorize action to approve any of the foregoing.

        8.14 Dissolution. If the Company shall dissolve, or a verified complaint for involuntary dissolution of the Company shall be filed in accordance with
Section 1800 of the California Corporations Code, or any order, judgment or decree shall be entered which decrees the dissolution of the Company.

        8.15 Judgments. Any final, unappealable and uninsured money judgment or judgments in the aggregate sum of $50,000 or more shall be rendered against the Company or its assets, or any writ or warrant of attachment, or similar process shall be entered or filed against the Company or any of its assets, and such judgment, writ, warrant or process shall remain unsatisfied, unsettled, unvacated, unbonded and unstayed for a period of 30 days or in any event later than five Business Days prior to the date of any proposed sale thereunder.

        8.16 Unauthorized Deviations, Defects, or Encroachments. There shall occur any material deviation from the Project Plans, without the prior written approval of the Bank, except as specifically authorized in Paragraph B.2 of Appendix I (Construction Covenants and Disbursement Procedures), or any workmanship or materials shall appear defective, or there shall appear any encroachment to which the Bank has not previously consented (collectively, an "Unauthorized Deviation, Defect or Encroachment"); provided, however, that if such Unauthorized Deviation, Defect or Encroachment is curable within 30 days (or such longer period as the Bank shall have expressly approved in writing) and does not relate, in the reasonable judgment of the Bank, to matters which are of an emergency nature, it shall not constitute a default if corrective action satisfactory to the Bank is commenced within five days after written notice from the Bank, and such Unauthorized Deviation, Defect or Encroachment is in fact cured within 30 days after such notice (or within such longer period as is approved in writing by the Bank).

        8.17 Work Stoppage. Work on the Project shall cease for 10 or more consecutive days prior to the Final Project Completion Date without the Bank's written consent, for causes within the Company's control, except as contemplated by the approved Construction Schedule.

        8.18 Expiration of Permits. The Company shall fail to keep in force and effect any permit, license, consent or approval which is required or necessary for the Company to carry on its business, the lack of which would have an adverse effect on its business, or to construct or operate the Project; or the Company shall fail to renew any other permit, license, consent, or approval required under this Agreement within fifteen (15) days after the expiration thereof.

        8.19 ERISA Defaults. The occurrence of any "ERISA Default", as that term is defined in Section 1 of Appendix II (ERISA Matters).

        8.20 Insolvency of General Contractor. H.M.H. Construction shall become bankrupt or insolvent, or H.M.H. Construction shall withdraw from the construction of the Project and the Company shall fail to procure a general construction contract with a new general contractor satisfactory to the Bank within 30 days from the occurrence of such bankruptcy, insolvency, or withdrawal.

        8.21 Insurance; Protection of Liens Prohibited Transfers. The Company shall ail to perform or observe any term, covenant or condition contained in Subsection 6.2 (relating to the maintenance of insurance), in Subsection 6.8 relating to protection of the Liens of the First and Second Deeds o Trust), or in Subsection 7.9 (relating to prohibited transfers).

        8.22 Breach of Other Covenants. The Company shall fail to perform or observe any term, covenant or condition contained in this Agreement or in any other L/C Document, provided that if such failure is not an Event of Default under any other Subsection of this Section 8, then it shall not constitute an "Event of Defaults" under this Subsection 8.22 if the Company promptly notifies the Bank of its intention to cure said default and in fact cures such default within 30 days; and provided, further, that as to any default under Subsection
6.1 (Maintenance of Existence, Etc.), Subsection 6.4 (Access and Reporting), Sub
section 6.6 (Maintenance of Properties), or Subsection 6.7 (Further Assurances, if such default is reasonably capable of being cured within an additional 30 days, then a single additional 30-day grace period shall be allowed so long as the Company shall have acted and shall act continuously and diligently to cure such default during the initial 30-day period and during such additional grace period:

        SECTION 9. REMEDIES

        9.1 Notice to Trustee. Upon the occurrence of an Event of Default, the Bank's obligation to consent to any further Disbursements shall terminate, and the Bank shall, at its option, have the right to notify the Trustee of the occurrence of such Event of Default and to request that the Trustee accelerate the Company Loan and call all Bonds for redemption in accordance with Section 802 of the Indenture. Upon the occurrence of any Event of Default, whether or not the Bank notifies the Trustee of such Event of Default and whether or not the Trustee draws upon the Letter of Credit to redeem the Bonds as a result thereof, (a) the Bank shall have the option to declare (i) all sums then owing to the Bank hereunder or under any of the other L/C Documents, plus (ii) a sum equal to the then Stated Amount of the Letter of Credit (which sum, upon receipt thereof by the Bank, shall be held by the Bank as collateral security for the reimbursement of any drawings under the Letter of Credit and the payment of any other amounts due and payable hereunder or under any of the other L/C Documents and as collateral security for the Trustee for the benefit of the Bondholders for the repayment by the Company of principal and interest on the Bonds), immediately due and payable by the Company to the Bank, without presentment, demand, protest, or notice of any kind; provided that upon the occurrence of any Event of Default described in Subsection 8.12 or Subsection 8.13, the above-described sums shall automatically become immediately due and payable without the necessity of any such declaration by the Bank; and (b) the Bank shall have all the rights and remedies provided herein and in the other Related Documents, including, without limitation, the right to enforce any Liens granted under this Agreement, and the Bank Security Documents.

        9.2 Completion of Project; Power of Attorney. Upon the occurrence of an Event of Default, the Bank shall have the right whether or not any foreclosure, receivership or other proceedings shall have been commenced or completed) to take possession of the Property and to complete the Project substantially in the manner contemplated by the Project Plans, and to employ security personnel to protect the Property and the Project from injury. All sums so expended by the Bank shall be deemed to have been paid to the Company and secured by the Bank Security Documents. Effective upon the occurrence of an Event of Default, (a) the Company hereby assigns to the Bank all of the Company's rights, title and interests in and to all Project Agreements, Permits and Licenses, provided, however, that this assignment shall not impose upon the Bank any of the Company's obligations under such agreements, permits or licenses, in the absence of an affirmative written assumption of such obligations by the Bank; and (b) the Company hereby constitutes and appoints the Bank as its true and lawful attorney-in-fact, with full power of substitution, to complete the Project in the name of the Company, and hereby empowers the Bank, as said attorney-in-fact,
(i) to use any of the funds of the Company, including any undisbursed portion of the Company Loan and any funds of the Company which are then held by the Bank, for the purpose of completing the Project; (ii) to make such additions, changes, and corrections in the Project Plans as the Bank deems desirable to complete the Project in an economically sound manner; (iii) to employ any contractors, subcontractors, agents, architects and inspectors as the Bank deems desirable for such purposes; (iv) to pay, settle, or compromise all existing bills and claims which are or may be Liens against the Property or the Project, or as may be necessary or desirable for the completion of the Project or clearance of title; (v) to execute all applications and certificates in the name of the Company as may be required by any of the Project Agreements, Permits and Licenses; (vi) to prosecute, defend, or settle any or all actions or proceedings in connection with the Project, and to take such action and require such performance as the Bank deems necessary in connection with any payment or performance bond, guaranty of completion or insurance policy; and (vii) to do any and every other act in connection with the completion of the Project which the Company might do on its own behalf. This power of attorney shall be deemed to be a power coupled with an interest, and cannot be revoked.

        9.3 Accounts Receivable. Upon the occurrence of an Event of Default, the Bank shall have the right, to the extent permitted by law, to impound and take possession of books, records, notes and other documents evidencing the Company's accounts, accounts receivable and other claims for payment of money, arising in connection with the Project, to give notice to the obligors thereunder of the Bank's interest therein, and to make direct collections on such accounts, accounts receivable and claims.

        9.4 Set Off; Waiver of Set Off. Upon the occurrence of an Event of Default, the Bank may, at any time and from time to time, without notice to the Company or any other person (any such notice being expressly waived), set off and appropriate and apply, against and on account of any obligations and liabilities of the Company to the Bank arising under or connected with this Agreement and the other L/C Documents, irrespective of whether or not the

 Bank shall have made any demand therefore, and although such obligations and liabilities may be contingent or unmatured, any and all deposits (general or special, including but not limited to Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by the Bank to or for the credit or the account of the Company; provided, however, that the Bank waives any such right, and any other similar right it may have at law or otherwise, during the pendency of any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation, or similar proceedings against the Company under the laws of any jurisdiction, to the extent that the exercise of such rights during the pendency of such proceedings would result in the Bank's being released, prevented or restrained from or delayed in fulfilling the Bank's obligation under the Letter of Credit, and provided, further, that the foregoing waiver agreement by the Bank shall terminate and be of no force and effect if Moody's Investors Service shall have advised the Bank in writing that the absence of such a waiver would not result in the lowering or suspension by Moody's Investors Service of its rating of the Bonds.

        9.5 Defaults Under Other Documents. The Bank shall have the right to cure any default under any of the Related Documents but shall have no obligation to do so.

        9.6 Remedies Cumulative. All remedies of the Bank provided for in this Agreement are cumulative and shall be in addition to any and all other rights and remedies available under the Bank Security Documents or any other document or by law or equity. No exercise by the Bank of any right or remedy shall in any way constitute a cure or waiver of any Event of Default hereunder, or invalidate any act done pursuant to any notice of default, or prejudice the Bank in the exercise of any other right or remedy available to the Bank. No failure on the part of the Bank to exercise, and no delay in exercising, any right or remedy shall operate as a waiver or otherwise preclude enforcement of any of its rights and remedies; nor shall any single or partial exercise of any right or remedy preclude any further exercise thereof or of any other right or remedy. The Bank need not resort to any particular right or remedy before exercising or enforcing any other.

        SECTION 10. OTHER ACTIONS BY BANK

        The Bank, in addition to its other rights granted by this Agreement or otherwise, shall have the following rights:

        10.1 Right to Advance or Post Funds. In the event of any default under any of the Related Documents, or if the Bank at any time determines that an event or condition exists which could endanger the timely completion of the Project or impede the fulfillment or satisfaction of any condition or term of this Agreement or any of the other Related Documents, the Bank may cure such default, or advance funds for the account of the Company to correct such event or condition, in such manner as the Bank deems proper, without prejudice to the

Company's rights, if any, to recover such funds from the party to whom paid. Such advances may be pursuant to such agreements as the Bank deems proper, and may include agreements to indemnify a title insurer against possible assertion of lien claims or to pay disputed amounts to contractors if the Company is unable or unwilling to pay them. All sums so advanced by the Bank to cure any such default or to correct any such event or condition, or which are agreed to be paid pursuant to any such agreement, shall be for the account of the Company, shall be reimbursed to the Bank by the Company within three (3) Business Days after demand (with interest at the Agreed Rate until date of reimbursement), and shall be secured (along with such accrued interest) by the Bank Security Documents. Nothing in this Agreement shall be construed as imposing under any circumstances any obligation upon the Bank to complete the Project, to cure any default of the Company under this Agreement or under any of the other Related Documents, or otherwise to perform any of the Company's obligations hereunder or thereunder.

        10.2 Cure by Disbursement. Upon the occurrence of (a) any Event of Default or Potential Default curable by the payment of money, or (b) any other matter described in Subsection 10.1, the Bank, without waiving any other right the Bank may have against the Company, shall have the right to make such cure by payment from the Disbursement Account or from any other funds deposited with the Bank by or on behalf of the Company pursuant to this Agreement.

        10.3 Conversion at Election of Bank. At any time the Company fails to pay to the Bank within 90 days following a Purchase Draw an amount equal to such Purchase Draw plus accrued interest thereon at the Remarketing Period Interest Rate to the date of payment, the Bank may elect to convert all of the Bonds then outstanding to a Fixed Interest Rate, as provided in Section 204 of the Indenture. Prior to the proposed Conversion Date, the Bank may rescind such election as provided in Section 204(c) of the Indenture.

        SECTION 11. NOTICES

        All notices and other communications hereunder shall be in writing and shall be delivered by hand, by prepaid telegram, or by registered or certified U.S. mail, return receipt requested (postage prepaid), to the notice addresses set forth in Subsection 1.2 or to such other addresses as the parties may provide to one another in accordance with this Section. Such notices and other communications shall, if sent by mail in accordance with this Section, be deemed given two (2) Business Days after deposit in the U.S. mail, and if sent by any other method, shall be effective only if and when received by the addressee.

        SECTION 12. INDEMNIFICATION

        In addition to its other obligations hereunder, the Company hereby agrees to indemnify and hold harmless the Bank, its officers, directors, employees and agents (collectively, the "Indemnitees") from and against any and all claims, damages, losses, liabilities, costs or expenses (including reasonable fees and expenses of counsel) that the Indemnitees may incur (or that may be claimed against the Indemnitees by any person) in connection with (a) any breach by the Company of any representation, warranty or covenant made in or pursuant to this Agreement; (b) any failure by the Company or the Issuer to comply with applicable federal and state laws and regulations pertaining to the offer and sale of the Bonds; or (c) the execution and delivery of, the transfer to a successor trustee of, or the payment or failure to pay under, the Letter of Credit; provided, however, that the foregoing provision shall not require the Company to indemnify the Bank for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of the Indemnitees in determining whether a sight draft or certificate presented under the Letter of Credit substantially complied with the terms of the Letter of Credit or (ii) the Bank's willful failure to pay under the Letter of Credit after the presentation to it by the Trustee or a successor trustee of a sight draft or certificate strictly complying with the terms of the Letter of Credit.

        SECTION 13. LIABILITY OF THE BANK

        As to the Bank, the Company assumes all risks of the acts or omissions of the Trustee and any other Letter of Credit Beneficiary with respect to its use of the Letter of Credit; provided, however, this assumption is not intended to, and shall not, preclude the Company from pursuing such rights and remedies as it may have against the Trustee or any other Letter of Credit Beneficiary at law or under any other agreement. Neither the Bank nor any of its officers, directors, employees or agents shall be liable or responsible for: (a) the use made of the Letter of Credit or for any acts or omissions of the Trustee or any Letter of Credit Beneficiary; (b) the validity, sufficiency or genuineness of any documents, or endorsements, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by the Bank against presentation of documents which do not comply with the terms of the Letter of Credit, including failure of any documents to bear adequate reference to the Letter of Credit; or (d) any other circumstances in making or failing to make payment under the Letter of Credit; provided, however, the Company shall have a claim against the Bank, and the Bank shall be liable to the Company, to the extent, but only to the extent, of any direct, as opposed to consequential, damages suffered by the Company which the Company proves were caused by acts or omissions of the Bank described in clauses (c)(i) and (c)(ii) of Section 12. By way of amplification, the Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary. Subject to the foregoing, the determination of whether a draft has been presented under the Letter of Credit prior to the Expiration Date or whether a draft drawn under the Letter of Credit or any accompanying document or instrument is in proper and sufficient form shall be made by the Bank in its sole discretion, which determination shall be conclusive and binding upon the Company. The Company hereby waives any right to object to any payment made under the Letter of Credit against a draft with accompanying documents in the forms provided for in the Letter of Credit but varying in punctuation, capitalization, spelling or similar matters of form.

        SECTION 14. SUCCESSORS AND ASSIGNS

        This Agreement is a continuing obligation and shall be binding upon the Bank and the Company, and their respective successors, transferees and assigns, and shall inure to the benefit of and be enforceable by the Bank and the Company and their respective successors, transferees and assigns; provided, however, that the Company may not assign all or any part of this Agreement without the prior written consent of the Bank. The Bank, without the consent of the Company or any other person, may assign, negotiate, pledge, hypothecate, or grant participations in this Agreement or in any of its rights and security under this Agreement and the other L/C Documents, so long as such action (a) does not adversely affect any rating then borne by the Bonds, or subject them to redemption, and (b) permits the Company to continue dealing solely with a single person in connection with this Agreement. The Company shall accord full recognition to any such assignment, and all rights and remedies of the Bank in connection with the interest so assigned shall be as fully enforceable by such assignee as they were by the Bank before such assignment. In connection with any proposed assignment, the Bank may disclose to the proposed assignee any information that the Company is required to deliver to the Bank pursuant to this Agreement. If requested by the Company, the Bank shall provide in connection with any such assignment an opinion of Bond Counsel to the effect that such assignment, in and of itself, (1) will not cause interest on the Bonds to be included in the gross income of the holders thereof for purposes of federal income taxation and (2) will not constitute an event of default under any of the Related Documents that would permit acceleration of the obligations of the Company under the Company Loan or mandatory redemption of the Bonds.

        SECTION 15. NO FURTHER COLLATERAL; AGREEMENT TO SHARE EQUALLY WITH
TRUSTEE

        So long as there has not occurred and there is not continuing an Event of Default or Potential Default and the Company remains in possession of the Project and as the obligor under the Loan Agreement, the Bank will not procure or require any additional collateral from the Company beyond that contemplated by this Agreement to secure the obligations of the Company. If an Event of Default or Potential Default shall occur, the Bank may require or procure additional collateral from the Company, and such collateral shall be granted at least equally and ratably to the Trustee in trust for the benefit and security of the Bondholders and the Issuer, unless the acceptance of such additional collateral without it being granted at least equally and ratably to the Trustee would not result in the Bank's being released, prevented, restrained from or delayed in fulfilling the Bank's obligations under the Letter of Credit; provided, however, that the requirement that additional collateral be granted at least equally and ratably to the Trustee shall terminate and be of no further force and effect if Moody's Investors Service advises in writing that such acceptance by the Bank of additional collateral will not result in the lowering or suspension by Moody's Investors Service of its rating of the Bonds.

        SECTION 16. MISCELLANEOUS PROVISIONS

        16.1 Permitted Contests. The Company shall have the right, before any delinquency occurs, to contest or object in good faith to any claim, demand, levy or assessment (other than in respect of Indebtedness or Contractual Obligations of the Company under any of the Related Documents), by appropriate legal proceedings which are not prejudicial to the Bank's rights, but this shall not be deemed or construed as in any way relieving, modifying or providing any extension of time with respect to the Company's covenant to pay and comply with any such claim, demand, levy or assessment, unless the Company shall have given prior written notice to the Bank of the Company's intent to so contest or object thereto, and unless (i) the Company shall have demonstrated to the Bank's satisfaction that such legal proceedings shall conclusively operate to prevent enforcement prior to final determination of such proceedings, and (ii) the Company shall have furnished such bond, surety, undertaking, or other security in connection therewith as is requested by and satisfactory to the Bank.

        16.2 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of California, without regard to the principles of conflicts of laws.

        16.3 Survival of Warranties. All agreements, representations and warranties made in this Agreement and in any related certificates shall survive the execution and delivery of this Agreement and the issuance and expiration of the Letter of Credit and the repayment of the Company Loan, and shall continue until any and all sums payable under this Agreement, and all obligations which are secured by the Second Deed of Trust, shall have been paid and performed in full.

        16.4 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions or affecting the validity or enforceability of such provision in any other jurisdiction.

        16.5 Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, and all of which counterparts, taken together, shall constitute but one and the same Agreement.

        16.6 Time of Essence. Time is of the essence of this Agreement and of each provision in which time is an element.

        16.7 No Further Credits. The Bank shall not be obligated to issue any further credits to cure any defaults under the Related Documents or otherwise, or in any other manner to extend any financial consideration to the Company except as expressly provided in this Agreement.

        16.8 Headings. Section and other headings in this Agreement are for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

        16.9 Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any one of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Potential Default if such action is taken or condition exists.

        16.10 Waivers. No waiver or consent under this Agreement shall be effective unless it is in writing and signed by the party so waiving or consenting. Each waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

        16.11 Substitution of Letter of Credit. The Company may not deliver to the Trustee a Substitute Letter of Credit (as defined in the Indenture) until the Company has discharged in full its Payment Obligations to the Bank.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their respective duly authorized officers and representatives as of the date first above written.

"Bank":                                     SECURITY PACIFIC NATIONAL BANK

                                            By: /s/ [SIGNATURE ILLEGIBLE]
                                                ---------------------------
                                                    Vice President

"Company":                                  CALAVO GROWERS OF CALIFORNIA

                                            By: /s/ EGIDIO CARBONE
                                                ---------------------------
                                                 Vice President - Finance

                                   APPENDIX I
                                       TO
                             REIMBURSEMENT AGREEMENT

               CONSTRUCTION COVENANTS AND DISBURSEMENT PROCEDURES

        Part A: DISBURSEMENTS.

        A.1 Bank's Consent to Disbursements by the Trustee. Pursuant to Article III of the Loan Agreement, Section 304 of the Indenture, and Section 3 of the Intercreditor Agreement, the Trustee is to make disbursements from the Construction Fund for the payment or reimbursement of Project Costs only upon receipt of a Funding Requisition complying with the requirements set forth in
Section 3.3 of the Loan Agreement, duly executed by the Company and accompanied by the Bank's written consent to such Disbursement. The Company shall complete, execute, and forward to the Bank its Funding Requisition for each requested Disbursement, together with a complete set of Payment Request Documents with respect thereto, as described in Paragraph A.3 of this Appendix I. Provided that the Company shall have satisfied all of the terms and conditions set forth below with respect to such Disbursement, the Bank shall promptly forward such Funding Requisition to the Trustee, together with the Bank's written consent thereto.

        The Bank's approval of a Funding Requisition shall not be construed as a representation by the Bank that it has reviewed, considered, approved, or joined in any of the representations of the Company contained therein. The Bank shall not be required to give its consent to more than two Disbursements during each calendar month.

        A.2 Disbursement Method. Each Disbursement from the Construction Fund for the payment of Project Costs shall be made by the Trustee to the Bank for the account of the Company, in such manner as the Bank may direct the Trustee. Upon receipt of such an approved Disbursement from the Trustee, the Bank shall promptly disburse such funds for the payment of the Project Costs described in the approved Payment Request Documents for such Disbursement, by depositing such funds into the Disbursement Account to cover checks drawn on such Disbursement Account to pay such Project Costs, or to reimburse the Company therefor, provided, however, that the Bank, at its sole option, may make Disbursements directly to any contractors, subcontractors, laborers, materialmen, or other persons providing services or materials to the Project (collectively, "Claimants") by using the Bank's "Cashier's Check Method of Payment," i.e., by issuing and delivering to the Company cashier's checks payable to such Claimants, in accordance with a "Request for Cashier's Checks" which shall be submitted by the Company and approved by the Bank as part of the Payment Request Documents for such Disbursement.

        A.3 Conditions to Disbursements. The Bank's consent to any Disbursement by the Trustee shall be subject to satisfaction of each of the following conditions precedent:

        (a) Representations and Warranties Correct; No Default. As of the date of such Disbursement, (i) the representations and warranties of the Company contained in the Company Documents shall be correct as though made on and as of that date, (ii) no Event of Default shall have occurred and be continuing and no Potential Default shall exist on such date, and (iii) the Company shall have performed and satisfied all of the terms and conditions imposed by the Loan Agreement and the Indenture in connection with the making of such Disbursement (other than submission to the Trustee of a Funding Requisition therefor approved by the Bank).

        (b) Payment Request Documents. The Company shall have submitted to the Bank, and the Bank shall have approved, the following documents (collectively, the "Payment Request Documents") with respect to such Disbursement, each of which shall be in form and substance satisfactory to the Bank and duly executed by the appropriate parties:

                (i) a certificate, signed by an Authorized Representative of the Company, confirming the satisfaction of each of the conditions set forth in Subparagraph A.3(a) of this Appendix I;

                (ii) a "Payment Request," in duplicate, in the form of Schedule A attached hereto or in such other form as the Bank shall from time to time require, together with a report, certified as true and correct by an Authorized Representative of the Company, setting forth such details concerning construction of the Project as the Bank may require, including without limitation: (A) a detailed breakdown of all Project Costs, including an itemization of (1) all Project Costs accrued as of the date of such Payment Request, (2) all Project Costs accrued and unpaid as of such date, (3) all Project Costs projected to be necessary to complete the Project, and (4) the application of all past Disbursements; (B) a current construction progress schedule; (C) the Company's and the Contractor's cost breakdowns for the Project, itemized as to trade description and item and, if requested by the Bank, showing the name of each contractor and subcontractor, and including, without limitation, such indirect costs as real estate taxes, legal and accounting fees, insurance, architects' and engineers' fees, loan fees, interest during construction, and the Contractor's and the Company's overhead; and (D) all changes from the previous report which are known or reasonably anticipated by the Company;

                (iii) evidence of proper application of all past Disbursements, including without limitation the following, if required by the Bank: an unconditional partial waiver of lien, from the Contractor and each subcontractor, in form and substance satisfactory to the Bank, covering the full amount of all past Disbursements for direct construction costs through the date of the most recent Disbursement, and an unconditional final waiver of lien, in form and substance satisfactory to the Bank, from each subcontractor who, as of the most recent Disbursement, had completed the work covered by its subcontract, covering the full amount due each such subcontractor;

                (iv) if the Bank is requiring that Disbursements to Claimants be made by the Bank's Cashier's Check Method of Disbursement, a completed "Request for Cashier's Checks", in form and substance acceptable to the Bank;

                (v) if requested by the Bank, specific assignments to the Bank of all Project Agreements, Permits and Licenses for which such specific assignments shall not have previously been delivered to the Bank, together with signed consents to such assignments where deemed appropriate by the Bank;

                (vi) if any part of the Disbursement is for site preparation and grading, a certificate from the soils engineer for the Project that such work and all grading and site preparation then in process or completed is in compliance with the recommendations specified in such soils engineer's soils test report previously delivered to the Bank pursuant to Exhibit H;

                (vii) such title insurance endorsements to the Bond Trustee Title Policy and the Bank Title Policy as the Bank may require, including, without limitation, endorsements reflecting the date and the amount of the requested Disbursement and insuring the continued priority of the liens of the First Deed of Trust and the Second Deed of Trust over mechanics' and other liens, subject to no exceptions to title other than those which have been approved by the Bank;

                (viii) if installation of the Project foundations shall have been completed, (A) an updated survey of such foundations and the perimeter walls of the buildings to be constructed on the Property, prepared by a surveyor registered or licensed in the State of California, and (B) CLTA Endorsement 102.5 (foundation endorsement) to the Bond Trustee Title Policy and to the Bank Title Policy; and

                (ix) such other documents and information as the Bank may reasonably require, including, without limitation, invoices, purchase orders and lien releases from all Claimants covering the amount of each Disbursement thereto.

        (c) Delivery of Listed Items. The Bank shall have received and approved each of the items described in Exhibit H. For the purposes of this Subparagraph A.3(c), "such date", as used in Exhibit H, shall mean the date of submission of the Payment Request Documents for such Disbursement.

        (d) Inspection by Bank. The work of construction shall be progressing or shall have been completed to the Bank's satisfaction, based on the inspection and findings of the Bank's inspector.

        (e) Stored Materials. The Bank shall have the right, in its sole discretion, to withhold its consent to any Disbursement for materials purchased or to be purchased but not yet installed or incorporated into the Project ("Stored Materials"). Without limiting the generality of the foregoing, the Bank, as a condition to its consent to any requested Disbursement relating to Stored Materials, may require that the Company supply the Bank with the following:

                (i) Evidence satisfactory to the Bank that the Stored Materials requested are included within the coverage of the insurance policies required by Subsection 6.2;

                (ii) A certificate satisfactory to the Bank from the seller or fabricator of the Stored Materials that upon payment, ownership of the Stored Materials will vest in the Company free of liens and claims of third parties; and

                (iii) Evidence satisfactory to the Bank that the Stored Materials are stored on the Property and adequately protected from theft and damage, or, if not so stored, (A) evidence that the Stored Materials are stored in a bonded warehouse or storage yard approved by the Bank, which warehouse or yard has been notified that the Trustee and the Bank have a security interest in said Stored Materials, and (B) the original warehouse receipt.

        A.4 Insurance or Condemnation Proceeds.

        (a) Conditions. The Bank, in its sole discretion, may require insurance or condemnation proceeds to be deposited in the Insurance and Condemnation Proceeds Account of the Revenue Fund established by the Trustee for repair, restoration or replacement of the Project. Any insurance or condemnation proceeds on deposit in the Insurance and Condemnation Proceeds Account shall be held by the Trustee as cash or invested in obligations of a state, territory or possession of the United States or any political subdivision of the foregoing, the interest of which is exempt from Federal income taxation pursuant to Section 103(a) of the Internal Revenue Code of 1954, as amended. Disbursements of such proceeds shall be pursuant to the same procedures as set forth herein with respect to original construction, but shall be subject to satisfaction of each of the following additional conditions within a reasonable period after such insurance or condemnation proceeds are received by the Bank or the Trustee:

                (i) Within 30 days after such insurance or condemnation proceeds are received by the Bank or the Trustee, the Company shall have submitted to the Bank and the Trustee in writing a certificate stating that the Company intends to commence restoration of the Project to a condition substantially the same as the condition of the Project immediately prior to the loss to which such insurance or condemnation proceeds relate, and that such restoration is reasonably expected to be completed in a timely fashion within six months of the commencement of construction;

                (ii) If the Bank determines, in its sole judgment, that the amount of available insurance or condemnation proceeds is insufficient to pay the costs of restoration of the Project, then Company shall deposit with the Bank, after the Bank's demand therefor, cash in the amount of such insufficiency as determined by the Bank, for disbursement prior to disbursement of any insurance or condemnation proceeds;

                (iii) The Bank and all applicable governmental authorities shall have approved the final plans and specifications for restoration of the Project;

                (iv) Company shall have delivered to the Bank (A) a budget of all costs of restoration of the Project (which, upon approval by the Bank, shall be the "Approved Budget" hereunder), (B) a Construction Schedule for the restoration of the Project, and (C) a construction contract for the restoration work in form and content, and with a contractor, acceptable to the Bank;

                (v) The Bank shall have determined that after the restoration work is completed (A) the value of the Project, as determined by the Bank in its sole discretion, will be not less than the original appraised value of the Project approved by the Bank, and (B) the Company will have income sufficient to pay all operating expenses and debt service;

                (vi) All of the conditions to Disbursements specified herein as applicable to the original construction of the Project shall have been met; and

                (vii) If the insurance or condemnation proceeds in question are in excess of 25% of the then-Stated Amount of the Letter of Credit, the Bank shall have elected, in its sole discretion, not to require that the amount of such insurance or condemnation proceeds be applied to the prepayment of the Company Loan in accordance with Section 4.6(b) of the Loan Agreement.

        (b) Redemption of Bonds. If (i) the Company shall fail to satisfy in a timely manner the above-described conditions to the application of such insurance or condemnation proceeds to the restoration of the Project, or (ii) the insurance or condemnation proceeds in question are in excess of 25% of the then stated Amount of the Letter of Credit, then the Bank shall have the right, in its sole discretion, to require that the amount of all insurance or condemnation proceeds be applied to the prepayment of the Company Loan in accordance with Section 4.6(b) of the Loan Agreement. Notwithstanding anything to the contrary contained in the Company Documents, in the event that the Bank elects to require that insurance or condemnation proceeds be applied to prepay the Company Loan, or in the event that the Company elects to apply such proceeds to such prepayment, the Company shall have no obligation to restore the Project to the condition of the Project immediately prior to the loss to which such proceeds relate.

        Part B: CONSTRUCTION OF THE IMPROVEMENTS

        B.1 Construction Period.

        The Company shall commence construction of the Project on or before the Required Commencement Date and shall cause such construction to continue with diligence and continuity in compliance with the Project Plans and the Construction Schedule in order that the Project shall be "completed" on or before the Required Completion Date, provided, however, that the Required Completion Date may be extended for a period equal to proven delays caused by fire, earthquake or other acts of God, acts of public enemies, riot, insurrection, governmental regulation of the sale of materials and supplies or the transportation thereof, strikes directly affecting the work of construction or shortages of material or labor resulting directly from governmental control or diversion, but in no event shall the Required Completion Date be extended for such causes for more than a total of 45 days unless the Bank otherwise consents. As used herein, the Project shall be deemed "completed" on the date that all of the following conditions have been satisfied (the "Final Completion Date"):

                (i) The Project shall have been completed in accordance with the Project Plans and all Legal Requirements, and the Company shall have furnished to the Bank, at the Company's expense, a standard AIA form of Certificate of Project Completion, signed by the Project Architect, certifying that the Project has been completed in a good and workmanlike manner and in accordance with the Project Plans;

                (ii) A valid notice of completion shall have been recorded and the applicable lien periods shall have expired, or, in lieu thereof, the Bank shall have received and approved final lien waivers and releases, in form and substance satisfactory to the Bank, from all contractors, subcontractors, laborers and materialmen employed or furnishing materials in connection with the construction of the Project;

                (iii) All claims of lien and stop notices that may have been recorded or notice thereof served on the Bank, the Issuer or the Trustee shall have either been paid in full and released or the Company shall have posted a surety bond sufficient to discharge the same;

                (iv) The Company shall, at its expense, have delivered or caused the Title Company to deliver to the Bank and the Trustee the reissued Bond Trustee Title Policy and the reissued Bank Title Policy, as described in Exhibit H, which policies shall show no exceptions to title not then or previously approved by the Bank, and shall contain such endorsements previously attached to said Policies and such other endorsements as the Bank shall require, including, without limitation, CLTA endorsements 100 and 102.5;

                (v) The Company shall have delivered or caused to be delivered to the Bank a complete set of "as built" working drawings, as well as a copy of the "as-built" Survey prepared in connection with the reissuance of the Bond Trustee Title Policy and the Bank Title Policy;

                (vi) The Bank shall have received satisfactory evidence that no Uniform Commercial Code financing statements or fixture filings are recorded or filed in the Office of the California Secretary of State (or in the Office of the Secretary of State of the state in which the Company's principal business office is located, if other than California), or in the Official Records of the County, against the Company or the Company's interest in the Property or the Project, or which purport to cover any collateral described in the Second Security Agreement, except those which may have been filed in favor of the Bank and the Issuer or the Trustee in connection herewith;

                (vii) The Bank shall have received appropriate approvals from
        (A) all governmental authorities regarding completion of the Project, which approvals shall be evidenced by an irrevocable certificate for the permanent occupancy thereof to the extent such approval is a condition to the lawful use and occupancy of the Project; (B) the local board of fire underwriters or its equivalent; and (C) all other governmental authorities having jurisdiction over the contemplated uses, operation and occupancy of the Project;

                (viii) The Company shall have submitted to the Bank copies of all Project Agreements, Permits, and Licenses, and all insurance policies or certificates required under Subsection 6.2, to the extent not previously delivered to the Bank; and

                (ix) the Company shall have executed and delivered to the Bank three duplicate originals of a Completion Certificate (as defined in the Loan Agreement).

        B.2 Approval of Changes in Project Agreements and Approved Budget.

        (a) The Company shall strictly enforce all contracts and agreements included in the Project Agreements, Permits and Licenses and shall not agree to any material Change Order or any changes in the Approved Budget, except pursuant to written Change Order and in accordance with this Paragraph B.2. Change Orders which would result in a material change in the Project Plans, the Construction Schedule or the General Contract (as determined by the Bank in its sole discretion), or which (i) would increase or decrease Project Costs by more than the Change Order Individual Approval Amount in the case of an individual Change Order, or (ii) would cause the aggregate of all Change Orders (whether proposed or executed) which have not been approved in writing by the Bank to exceed the Change Order Aggregate Approval Amount, shall be submitted to the Bank for its prior written approval on a form acceptable to the Bank, accompanied by a copy of the contract to which such Change Order relates. Any such Change Order must, prior to being effective, be duly approved by the Bank, the Contractor, the Project Architect, the Bank's inspector, and such other persons as the Bank requires. Notwithstanding the foregoing, the Project Plans shall not be modified, amended or supplemented in any way which would (A) detract from the scope or value of the Project or (B) violate any of the Related Documents.

        (b) The Company acknowledges that the process of obtaining the information and confirmations needed to put the Bank in a position to approve Change Orders may cause delays, and the Company consents to reasonable delays and agrees to cooperate diligently with the Bank in the gathering of the information required. In addition, the Company acknowledges and agrees that the Bank is under no duty to review, advise or inform the Company of, and the Bank's approval or disapproval shall not constitute a warranty or representation about, the quality or suitability of the Project Plans or any modification, amendment or supplement thereto. All contracts relating to the Project shall, to the extent reasonably possible, contain provisions implementing the provisions of this Paragraph B.2.

        B.3 Purchase of Materials Under Conditional Sales Contract. Except as expressly authorized by the Bank in writing, no materials, equipment, fixtures or any other part of the Project, or articles of personal property placed in the Project, shall be purchased, installed or affixed under any security agreement or other arrangements however denominated whereby the right is reserved or accrues to anyone to remove or to repossess any such item or to consider them personal property after their incorporation in the work of construction or whereby any person other than the Bank (and, so long as the Trustee retains an interest in the Project as trustee, the Trustee) reserves, acquires or creates a lien upon or security interest in such items; provided, However, that the Company may utilize leased construction equipment in connection with the construction of the Project.

        B.4 Inspection.

        (a) The Bank and its agents and representatives shall have the right:
(i) of free entry and access to the Project and to all sites away from the Project where materials that are to be incorporated into the Project are stored;
(ii) at the Company's expense, to inspect all work done, labor performed and materials furnished for use in the Project; (iii) to directly contact or otherwise communicate with the Contractor and other Claimant to verify any matters disclosed in any Payment Request Documents submitted to the Bank; and
(iv) to examine, copy and make extracts of, all books, records, accounting data, subcontracts and other documents pertaining to the Company or the Project and all contractors and subcontractors supplying goods or services in connection with the construction of the Project. The Company shall cooperate with and shall cause the Contractor and all subcontractors to cooperate with the Bank and its agents and representatives. Said books, records, accounting data, subcontracts and documents shall be made available to the Bank promptly upon written demand therefor. The Bank shall use its agents and representatives in Riverside, California, to inspect the Project. The Company shall require or cause its contractors to require that all contracts relating to the Project contain an acknowledgment of the foregoing inspection rights, except where such rights have been waived by the Bank in writing.

               (b) The Company acknowledges that the Bank is under no duty to supervise or to inspect the work of construction, the labor performed therefor, the materials used therein or any books and records. The Company agrees that any inspections by the Bank are for the sole purpose of preserving the Bank's rights hereunder and that the Company is not entitled to rely upon the same with respect to materials, workmanship, compliance with the Project Plans or otherwise. The Company intends and agrees to conduct its own investigations and inspections of the construction, the labor performed and materials supplied to determine that the quality of the Project and all other requirements of the construction are being performed in a manner satisfactory to the Company. The Company agrees to immediately notify the Bank, in writing, should the same be in any manner unsatisfactory. A failure to inspect the construction of the Project, any part thereof or any books and records relating thereto, shall not constitute a waiver of any of the Bank's rights hereunder. Inspection not followed by notice of default shall not constitute a waiver of any default then existing; nor shall it constitute an acknowledgment that there has been or will be compliance with the Project Plans or that the construction is free from defective materials or workmanship.

               B.5 Protection Against Claims.

               (a) The Company shall promptly discharge or cause to be discharged any mechanics' or materialmen's liens or claims of lien filed or otherwise asserted against the Property, the Project or any funds due the Contractor and any proceedings for the enforcement thereof and shall promptly discharge or cause to be discharged any stop notices received by the Bank the Issuer, or the Trustee; provided, however, that so long as no proceedings shall have been commenced for the enforcement of such claims or liens, the Company shall have the right to contest in good faith and with reasonable diligence the validity of any such liens or claims upon furnishing to the Title Company such security or indemnity as the latter may require to induce it to issue its Title Policies, or an interim endorsement thereto, insuring against all such claims or liens and, provided further, that the Bank shall not be required to consent to any further Disbursements until all such mechanics' or materialmen's liens or claims of lien have been so insured against by the Title Company to the Bank's satisfaction. In the case of stop notices, the Company shall have the right to contest, in good faith and with reasonable diligence, the validity of any stop notice, provided that the Company shall immediately file with the Bank and the

Trustee a bond in the form and amount required by law in order to release such stop notice. The Bank shall have no obligation to consent to any further Disbursements until all stop notices have been fully released or discharged.

               (b) If (i) the Company fails promptly to discharge or contest liens, claims of lien or stop notices and provide the security or indemnity in the manner provided in clause (a) above, or (ii) after having complied with the provisions of clause (a) above there is an adverse conclusion to any such contest and the Company does not cause any final judgment or decree to be immediately satisfied and the lien or stop notice to be discharged, then the Bank may, but shall not be required to, procure the release and discharge of any such lien or stop notice and any judgment or decree thereon, and in furtherance thereof may, in its sole discretion, effect any settlement or compromise or furnish any security or indemnity as may be required by the Title Company. All amounts expended by the Bank in connection with the provisions of this Subparagraph B.5(b) shall, within three (3) Business Days after demand therefor, be repaid by the Company, together with interest thereon at the Agreed Rate from the date of such expenditure until the Bank has been repaid and, until paid, said sums shall be secured by the Bank Security Documents. In settling, compromising or arranging for the discharge of any liens or stop notices under this Subparagraph B.5(b), the Bank shall not be required to establish or confirm the validity or amount of the lien or stop notice.

               (c) The Company will designate the Bank and the Trustee as the "Construction Lender" on any application for building permits for the Project in accordance with California Civil Code Section 3097(i).

               B.6 Conformity with Project Plans. The Company agrees to construct the Project in conformity in all material respects with the Project Plans and the recommendations contained in the approved soils report for the Project. If construction of the Project is not in conformity with the Project Plans and such recommendations in any material respect, or if any materials or workmanship on the Project shall appear to the Bank to be defective, or in the event of any encroachment to which the Bank shall not have previously consented, the Bank, in addition to its other rights and remedies, shall have the right (a) to direct that the Company stop the work (or such portion thereof as the Bank deems necessary) and repair, reconstruct or correct such matter in accordance with the Project Plans and such recommendations, and (b) to withhold its consent to all further Disbursements until the work is in satisfactory compliance with the Project Plans and such recommendations, and any such defect or encroachment is eliminated. After the issuance of any such direction by the Bank, no further work, except work to correct the defect or encroachment, shall be done on the Project without the prior written consent of the Bank until the work is in satisfactory compliance with the Project Plans and such recommendations. Upon notice from the Bank to the Company, or the Company's discovery irrespective of such notice, that the work is not in conformity with the Project Plans and such recommendations, the Company shall commence correcting the deviation, as promptly as is practicable and in any event within five days after the notice, and shall prosecute such work diligently to completion, which in no event shall be later than 30 days after such notice or discovery unless the Company shall provide written notice to the Bank that the correction shall take longer and the Bank shall consent thereto. If corrective action satisfactory to the Bank is not commenced within five days after written demand therefor by the Bank, the Bank shall have the right (but not the obligation or the duty) to undertake such action at the Company's expense. Furthermore, if the Bank determines that the corrective work is not proceeding satisfactorily, the Bank shall have the right (but not the obligation or the duty), upon not less than five days' notice to the Company, to take over such corrective work itself and prosecute it to completion at the Company's expense.

               B.7 Encroachments. Except for off-site improvements designated in the Project Plans, the Company agrees that the Project shall be constructed entirely within the lot lines of the Property and will not encroach upon any easements, right of way, any other real estate, building lines or set-back requirements. The Company will furnish, from time to time upon demand, satisfactory evidence of compliance with the requirements of this Paragraph B.7.

               B.8 Warranties. Upon request of the Bank, the Company shall furnish or otherwise make available to the Bank copies of all warranties and guaranties received from any laborer or supplier furnishing labor, materials, equipment, fixtures or furnishings in connection with the Project.

               B.9 Authority to File Notices. The Company irrevocably appoints, designates, and authorizes the Bank as its agent (said agency being coupled with an interest) to file for record any notice of completion, cessation of labor, or any other notice that the Bank deems necessary or desirable to protect its rights and interests hereunder or under any of the other Related Documents.

               B.10 Signs. The Company shall erect a sign provided by the Bank on the Property in a conspicuous location indicating that construction financing is being secured by the Bank, which sign shall comply with all applicable zoning ordinances and restrictive covenants. The Bank shall have the right to enter onto the Property and to post such other signs and notices as the Bank deems necessary or desirable to protect its rights and interests in the Project.

               B.11 Third-Party Consultants. After notice to the Company, the Bank may hire such third-party consultants as it deems necessary, the costs of which shall be paid by the Company in accordance with Subsection 2.6, to provide the following services: (a) to review the Project Plans; (b) to review the final construction cost breakdown and the Construction Schedule; (c) to conduct compliance inspections with respect to the progress of construction of the Project and to review each element of any request for Disbursement submitted by the Company; and (d) to perform such other services as may from time to time, be required by the Bank in connection with the administration of the transactions contemplated hereby.

               B.12 Disclaimer by the Bank. The Bank shall not be liable to any contractor, subcontractor, supplier, laborer, architect, engineer, or any other person for services performed or materials supplied in connection with the Project, or for any debts or claims accruing in favor of any such person against the Company or others or against the Property or the Project. The Company is not and shall not be an agent of the Bank for any purpose. The Bank is not a joint venture partner with the Company or with any constituent partner or shareholder, as the case may be, of the Company in any manner whatsoever. Prior to default by the Company under this Agreement and the exercise by the Bank of the remedies granted herein, the Bank shall not be deemed to be in privity of contract with any contractor, subcontractor, or provider of services to the Project, nor shall any payment of funds directly to any such person be deemed to create any third party beneficiary status or recognition of same by the Bank. Approvals granted by the Bank for any matter covered by this Agreement shall be narrowly construed to cover only the parties and facts identified in any written approval, and shall be solely for the benefit of the Company.

               B.13 Commissions and Brokerage Fee. The Company shall pay any and all valid claims for any commission, broker's or finder's fee, or similar charges in connection with the transactions contemplated hereby, and shall indemnify and hold the Bank harmless from and against any and all claims, whether or not valid, for any such commissions, fees or charges.

               B.14 Completion of Construction. For purposes of subdivision (6) of Section 9313 of the California Commercial Code, "completion of the construction" shall not be deemed to occur prior to completion of all work, and installation or incorporation into the Improvements of all materials, for which Disbursements are made hereunder.

                                   SCHEDULE A

                                     [LOGO]
                         SECURITY PACIFIC NATIONAL BANK

                                PAYMENT REQUEST

BORROWER                              DISBURSEMENT NO.          DATE
        -----------------------------                  --------     ------------
LOCATION                              OFFICE
        -----------------------------       ------------------------------------
        -----------------------------

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                    ESTIMATED
ITEM               CONSTRUCTION  PREVIOUSLY                  TOTAL
 NO.   ITEM           COST        EARNED     THIS REQUEST   EARNED   UNDISBURSED
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
   TOTAL AMOUNTS...$             $           $              $        $
--------------------------------------------------------------------------------

                                   APPENDIX II
                                       TO
                             REIMBURSEMENT AGREEMENT

                                  ERISA MATTERS

               Section 1: Definitions. (a) As used in this Appendix, the following terms shall have the indicated meanings:

               "ERISA Affiliate" of a person means any trade or business (whether or not incorporated) that is a member of a group of which such person is a member and that is under common control with such person within the meaning of the regulations promulgated under Section 414 of the Internal Revenue Code.

               "ERISA Default" means the occurrence of any of the following events: (a) any Pension Plan maintained by the Company or any of its ERISA Affiliates shall be terminated within the meaning of Title IV of ERISA, or a trustee shall be appointed by an appropriate United States district court to administer any Pension Plan, or the PBGC shall institute proceedings to terminate any Pension Plan or to appoint a trustee to administer any Pension Plan if as of the date thereof the Company's liability or any such ERISA Affiliate's liability (after giving effect to the tax consequences thereof) to the PBGC for unfunded guaranteed vested benefits under the Pension Plans exceeds the then current value of assets accumulated in such Pension Plan by more than $50,000 (or in the case of a termination involving the Company or any of its ERISA Affiliates as a "substantial employer" (as defined in Section 4001(a)(2) of ERISA) the withdrawing employer's proportionate share of such excess shall exceed such amount); or (b) the Company or any of its ERISA Affiliates as employer under a Multiemployer Plan shall have made a complete or partial withdrawal from such Multiemployer Plan and the plan sponsor of such Multiemployer Plan shall have notified such withdrawing employer that such employer has incurred a withdrawal liability in an annual amount exceeding $50,000.

               "Multiemployer Plan" means a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) maintained for employees of the Company or any ERISA Affiliate of the Company.

               "PBGC" means the Pension Benefit Guarantee Corporation or any successor established under ERISA.

               "Pension Plan" means any employee plan subject to the provisions of Title IV of ERISA and maintained for employees of the Company or any ERISA Affiliate of the Company, other than a Multiemployer Plan.

               "Termination Event" means (a) a "Reportable Event" described in
Section 4043 of ERISA and related regulations (other than a "Reportable Event" not subject to the provision for 30-day notice to the PBGC under such regulations), or (b) the withdrawal of the Company or any of its ERISA Affiliates from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or (c) the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under Section 4041 or ERISA, or (d) the institution of proceedings to terminate a Pension Plan by the PBGC, or (e) any other event or condition that might constitute grounds under Section 4042 of ERISA for the termination, or the appointment of trustee to administer, any Pension Plan.

               "Unfunded Liabilities" means, with respect to any Pension Plan, the excess of the current value of the Pension Plan's benefits guaranteed under ERISA over the current value of the Pension Plan's assets allocable to such benefits.

               (b) As used in this Appendix, the term "accumulated funding deficiency" has the meaning specified in Section 302 of ERISA and Section 412 of the Internal Revenue Code, the term "accrued benefit" has the meaning specified in Section 3 of ERISA and the term "current value" has the meaning specified in
Section 4062(b)(1)(A) of ERISA.

               Section 2: Representations and Warranties. In order to induce the Bank to enter into this Agreement and to issue the Letter of Credit, the Company represents and warrants to the Bank that as of the date hereof and as of the Date of Issuance, the Company and each of its ERISA Affiliates is and will be in compliance in all material respects with the applicable provisions of ERISA and the regulations and published interpretations thereunder; no Termination Event has occurred or is reasonably expected to occur with respect to any Pension Plan; there is no Unfunded Liability with respect to any Pension Plan; neither the Company nor any of its ERISA Affiliates makes any contribution to any Multiemployer Plan and has withdrawn from any such Multiemployer Plan on or after September 26, 1980.

               Section 3: Covenants of Company. Until the later of the Expiration Date or payment in full of all amounts due and owing or payable to the Bank under this Agreement and the other L/C Documents:

               3.1 Termination Events and Prohibited Transactions. Promptly upon becoming aware of the occurrence of any (i) Termination Event, or (ii) "prohibited transaction," as such term is defined in Section 4975 of the Internal Revenue Code, in connection with any Pension Plan or any trust created thereunder, the Company shall give written notice to the Bank specifying the nature thereof, and, when known, any action taken or threatened by the Internal Revenue Service or the PBGC with respect thereto;

               3.2 Other ERISA Notices. Upon request by the Bank, the Company shall furnish the Bank with copies of (a) all notices received by the Company or any of its ERISA Affiliates of the PBGC's intent to terminate any Pension Plan;
(b) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by the Company or any of its ERISA Affiliates with the Internal

Revenue Service with respect to each Pension Plan; and (c) all notices received by the Company or any of its ERISA Affiliates from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA; and

               3.3 Negative Covenants. The Company will not, and will not permit any of its ERISA Affiliates to (a) engage in any transaction in connection with which the Company or any of its ERISA Affiliates could be subject to either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by
Section 4975 of the Internal Revenue Code, in either case in an amount in excess of $100,000; (b) fail to make full payment when due of all amounts which, under the provisions of any Pension Plan, the Company or any of its ERISA Affiliates is required to pay as contributions thereto, or permit to exist any accumulated funding deficiency, whether or not waived, with respect to any Pension Plan in an aggregate amount greater than $250,000; (c) permit the current value of all vested benefits under all Pension Plans to exceed value of the assets of such Pension Plans (excluding Pension Plans with assets greater than vested benefits) allocable to such vested benefits by more than $250,000; or (d) fail to make any payments in an aggregate amount greater than $250,000 to any Multiemployer Plan that the Company or any of its ERISA Affiliates may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto.

                                    EXHIBIT A

                         SECURITY PACIFIC NATIONAL BANK

                    IRREVOCABLE DIRECT DRAW LETTER OF CREDIT

                                September 5, 1985

                          Letter of Credit No. 100-0092

First Interstate Bank of California
707 Wilshire Boulevard
Los Angeles, California 90017
Attention: Corporate Trust Department (W10-2)

Ladies and Gentlemen:

               At the request and for the account of our customer, CALAVO GROWERS OF CALIFORNIA, a California corporation, we (the "Bank") hereby establish in your favor this Irrevocable Direct Draw Letter of Credit ("Letter of Credit"). This Letter of Credit is issued to you as trustee (the "Trustee") under that certain Indenture of Trust dated as of SEPTEMBER 1, 1985 (the "Indenture"), for the benefit of the holders of the $4,200,000 VARIABLE RATE DEMAND INDUSTRIAL DEVELOPMENT REVENUE BONDS (CALAVO GROWERS OF CALIFORNIA PROJECT) (the "Bonds") issued by RIVERSIDE COUNTY INDUSTRIAL DEVELOPMENT AUTHORITY (the "Issuer") pursuant to the Indenture. Subject to the terms and conditions herein, this Letter of Credit authorizes you to draw on us an amount not exceeding FOUR MILLION, TWO HUNDRED SIXTY-SEVEN THOUSAND, SIX HUNDRED SIXTY-ONE United States Dollars (US $4,267,661) (the "Stated Amount"), of which $4,200,000 shall be with respect to the principal of the Bonds, and $67,661 shall be with respect to 49 days' accrued interest on the Bonds at a rate of 12% per annum.

               Subject to the other provisions of this Letter of Credit, you or any duly authorized successor Trustee may obtain the funds available under this Letter of Credit by presentment to us of your sight draft or drafts drawn on Security Pacific National Bank, Los Angeles, California. Each draft presented to us must be accompanied by your certification substantially in the form of one or more of the Annexes described below, as may be applicable to the type of drawing you are making. You must comply with all of the instructions in brackets in preparing each such certification.

               1. Annex A (Periodic Interest Demand With Reinstatement Request). If you are demanding funds with respect to a scheduled interest payment on the Bonds (other than Company Bonds) in accordance with the Indenture, and such amount is to be reinstated immediately following the drawing, your draft or drafts should be accompanied by your Annex A certification.

               2. Annex B (Principal and Interest Demand with Reinstatement Request). If you demanding funds with respect to the payment of principal and interest in connection with a purchase of Bonds (other than Company Bonds) in accordance with Section 1302 of the indenture, and such amount is to be reinstated upon our being reimbursed for such drawing, your draft or drafts should be accompanied by your Annex B certification.

               3. Annex C (Principal and Interest Demand Without Reinstatement Request). If you are demanding funds with respect to the payment of principal and interest on the Bonds (other than Company Bonds) in connection with a purchase of Bonds in accordance with Section 1301 the Indenture, or a partial redemption of Bonds in accordance with the Indenture, which amount is not to be reinstated following the drawing, your draft or drafts should be accompanied by your Annex C certification.

               4. Annex D (Final Drawing). Any draft constituting your final drawing under-this Letter o Credit must be accompanied by your Annex D certification. Only one draft accompanied by an Annex D certification may be presented for payment against this Letter of Credit; upon any such presentation, no further draft may be drawn and presented hereunder.

               Your sight draft accompanied by your Annex A, B, C, or D certification and presented in full compliance with this Letter of Credit at or before 10:00 a.m., Los Angeles time (hereinafter referred to as "Local Time"), on a Business Day (as defined below), will be honored by our payment to you or your designee of the draft amount in immediately available funds, no later than 10:00 a.m., Local Time, on the next following Business Day. If we receive your draft and the required annex(es) in full compliance with the terms and conditions of this Letter of Credit after 10:00 a.m., Local Time, on a Business Day, we shall honor your demand for payment no later than 10:00 a.m., Local Time, on the second following Business Day.

               Each draft presented for payment against this Letter of Credit and each accompanying certification must be dated the date of its presentation to us, and may be presented only on a Business Day. As used in this Letter of Credit, "Business Day" shall mean any day other than a Saturday, Sunday, legal holiday or a day on which banking institutions in Los Angeles, California, or in the city in which the principal corporate trust office of the Trustee is located are authorized or required to close. Drafts must be marked conspicuously "Drawn under Security Pacific National Bank Irrevocable Direct Draw Letter of Credit No. 100-0092." The certifications you are required to submit to us along with your draft or drafts should be prepared either (i) in the form of a letter on your letterhead signed by your officer or (ii) in the form of a facsimile copy of such a letter sent by one of your officers to the following number, as applicable:

               Telecopier No. (213) 613-7084

Other than the foregoing provisions for communication by facsimile copy, communications with respect to this Letter of Credit shall be in writing and shall be addressed to us at Security Pacific National Bank, 333 South Hope Street, Los Angeles, California 90071, Attention: World Corporate Group, Corporate Note Department (H31-5), specifically referring to the number and date of this Letter of Credit.

               If a demand for payment made by you hereunder does not, in any instance, conform to the terms and conditions of this Letter of Credit, we shall give you prompt notice that the purported negotiation was not effected in accordance with this Letter of Credit, stating the reasons therefor and that we are holding any documents at your disposal or are returning them to you, as we may elect. Upon being notified that the purported negotiation was not effected in conformity with this Letter of Credit, you may attempt to correct any such nonconforming demand for payment if, and to the extent that, you as Trustee are entitled (without regard to the provisions of this sentence) and able to do so.

               Drafts honored by us under this Letter of Credit shall not exceed the Stated Amount available to you under this Letter of Credit, as such amount may vary from time to time. Each draft honored by us will reduce the Stated Amount available under this Letter of Credit. However, in the case of a draft or drafts accompanied by your certification substantially in the form of Annex A and presented in full compliance with the terms and conditions of this Letter of Credit, the Stated Amount of this Letter of Credit shall, on the date each draft is honored by us, automatically be reinstated by us, by an amount equal to the amount of that drawing; after such reinstatement, the Stated Amount of this Letter of Credit shall be the same as it was immediately prior to such drawing. Upon our being reimbursed for the amount of any draft accompanied by your certification substantially in the form of Annex B hereto honored by us, the Stated Amount of this Letter of Credit shall be reinstated by us, by an amount equal to the amount of that drawing; after such reinstatement, the Stated Amount of the Letter of Credit shall be the same as it was immediately prior to such drawing.

               By paying you an amount demanded in accordance with this Letter of Credit, we make no representation as to the correctness of the amount demanded or your calculations and representations on the certificates required of you by this Letter of Credit.

               This Letter of Credit shall expire on the earliest of (i) September 15, 1995, (ii) when any draft accompanied by your certification substantially in the form of Annex D to this Letter of Credit is honored and paid by us, (iii) the first Business Day immediately following the conversion of the Bonds to a fixed interest rate, or (iv) the day on which this Letter of Credit is surrendered by the Trustee to the Bank, accompanied by a certificate substantially in the form of Annex F to this Letter of Credit.

               This Letter of Credit shall be governed by and construed in accordance with the Uniform Customs and Practice for Documentary Credits (1983 Revisions), International Chamber of Commerce Publication 400, and, to the extent not inconsistent therewith, the laws of the State of California.

               This Letter of Credit sets forth in full our undertaking, and such undertaking shall not in any way be modified, amended, amplified or limited by reference to any document, instrument or agreement referred to herein (including, without limitation, the Bonds), except only the Annexes and drafts referred to herein; and any such reference shall not be deemed to incorporate herein by reference any document, instrument or agreement except for such Annexes and drafts.

               Anything to the contrary in Article 45 of the Uniform Customs and Practices notwithstanding, this Letter of Credit is intended to remain in full force and effect until it expires in accordance with its terms. Any failure by you or any successor Trustee to draw upon this Letter of Credit with respect to a scheduled interest payment on the Bonds in accordance with the terms and conditions of the Indenture shall not cause this Letter of Credit to be unavailable for any future drawing in accordance with the terms and conditions of the Indenture.

               Anything to the contrary in Article 54 of the Uniform Customs and Practices notwithstanding, this Letter of Credit is transferable any number of times, but only in the amount of the full unutilized balance hereof and not in part. Transfer may be made to any person or entity whom you or any transferee hereunder designate as a successor trustee under the Indenture. Transfer of the available drawing under this Letter of Credit to such transferee shall be effected by the presentation to us of this Letter of Credit accompanied by a request designating your successor in the form of Annex E (Transfer Demand) attached hereto, with the signature of the appropriate officer signing on your behalf guaranteed by another one of your officers, and the payment of One Thousand Dollars ($1,000) as a transfer fee. Upon presentation and payment, we shall forthwith effect a transfer of this Letter of Credit to your designated transferee.

                                      Very truly yours,

                                      SECURITY PACIFIC NATIONAL BANK

                        Annex A (Periodic Interest Demand
                           With Reinstatement Request

                         SECURITY PACIFIC NATIONAL BANK

                   Irrevocable Letter of Credit No. 100-00092

SECURITY PACIFIC NATIONAL BANK
333 SOUTH HOPE STREET
LOS ANGELES, CALIFORNIA 90071
ATTENTION:   WORLD CORPORATE GROUP
             CORPORATE NOTE DEPARTMENT (H31-5)

Re:     Drawing for Interest Due on
        Scheduled Interest Payment Date

Ladies and Gentlemen:

               We refer to your Letter of Credit No. 100-0092 (the "Letter of Credit"). Any term which is defined in the Letter of Credit shall have the same meaning when used herein. The undersigned, a duly authorized officer of ______________ [Insert name of Trustee] (the "Trustee" or "we"), hereby certifies to you that:

        1. We are the Trustee or a successor Trustee under the Indenture for the holders of $4,200,000 VARIABLE RATE DEMAND INDUSTRIAL DEVELOPMENT REVENUE BONDS (CALAVO GROWERS OF CALIFORNIA PROJECT) (the "Bonds"), issued by RIVERSIDE COUNTY INDUSTRIAL DEVELOPMENT AUTHORITY (the "Issuer").

        2. We hereby make demand under the Letter of Credit, by our presentment of the sight draft accompanying this Certificate, for payment of $__________, representing accrued and unpaid interest to be paid on the Bonds (other than Company Bonds) with respect to a scheduled interest payment.

        3. The amount of the draft accompanying this Certificate does not exceed the amount available on the date hereof to be drawn under the Letter of Credit in respect of interest accrued on the Bonds and was computed in accordance with the terms and conditions of the Bonds and the Indenture. The date specified in paragraph 4 below is the date upon which the payment hereby demanded is required to be made under the terms and conditions of the Bonds and the Indenture. The Letter of Credit has not terminated prior to the time of the delivery of this Certificate and the accompanying draft.


                                                                         Annex A

                4. We request that the payment hereby demanded be made no later than 10:00 a.m., Los Angeles time ("Local Time"), on ___________________[if this certificate and an accompanying draft are delivered at or before 10:00 a.m., Local Time, then insert a date which is a Business Day and is no earlier than the next Business Day following the date those documents are delivered; if this certificate and an accompanying draft are delivered after 10:00 a.m., Local Time, insert a date which is a Business Day and is no earlier than the second Business Day following the date those documents are delivered]. Unless otherwise agreed to in a writing signed by you and us, please [deposit/wire transfer] the amount hereby demanded to our account number __________________ [insert account number] with
                        ______________________________________________ [insert
                        name and address of banking institution to receive funds].

                5. Please reinstate the Letter of Credit by the amount specified in paragraph 2 of this Certificate; following such reinstatement, the Stated Amount shall be the same as it was immediately prior to this drawing.

               IN WITNESS WHEREOF, we have executed and delivered this Certificate as Trustee as of the _________ day of __________, 19___.

                                        Very truly yours,

                                        [Insert name of Trustee]
                                        as Trustee

                                        By:____________________________________
                                                [Insert name and title
                                                of authorized officer]


                                                                         Annex A

                     Annex B (Principal and Interest Demand
                           With Reinstatement Request

                         SECURITY PACIFIC NATIONAL BANK

                    Irrevocable Letter of Credit No. 100-0092

SECURITY PACIFIC NATIONAL BANK
333 SOUTH HOPE STREET
LOS ANGELES, CALIFORNIA 90071
ATTENTION:   WORLD CORPORATE GROUP
             CORPORATE NOTE DEPARTMENT (H31-5)

Re:     Drawing for Purchase of Bonds

Ladies and Gentlemen:

               We refer to your Letter of Credit No. 100-0092 (the "Letter of Credit"). Any term which is defined in the Letter of Credit shall have the same meaning when used herein. The undersigned, a duly authorized officer of _____________ [Insert name of Trustee] (the "Trustee" or "we"), hereby certifies to you that:

        1. We are the Trustee or a successor Trustee under the Indenture for the holders of $4,200,000 VARIABLE RATE DEMAND INDUSTRIAL DEVELOPMENT REVENUE BONDS (CALAVO GROWERS OF CALIFORNIA PROJECT) (the "Bonds"), issued by RIVERSIDE COUNTY INDUSTRIAL DEVELOPMENT AUTHORITY (the "Issuer").

        2. We hereby make demand under the Letter of Credit, by our presentment of the sight draft accompanying this Certificate, for payment of $__________ of which $___________ shall be with respect to the principal of certain of the Bonds other than Company Bonds) and $_____________ shall be with respect to interest, if any, to be paid on the Bonds other than Company Bonds), which total amount represents the purchase price of certain of the Bonds, including any interest accrued thereon through the date of the purchase of such Bonds.

        3. The amount of the draft accompanying this Certificate does not exceed the amount available on the date hereof to be drawn under the Letter of Credit and was computed in accordance with the terms and conditions of the Bonds and the Indenture. The date specified in paragraph 4 below is the date upon which the payment hereby demanded is required to be made under the terms and conditions of the Bonds and the Indenture. This Letter of Credit has not terminated prior to the time of delivery of this Certificate and the accompanying draft.


                                                                         Annex B

        4. We request that the payment hereby demanded be made no later than 10:00 a.m., Los Angeles time ("Local Time"), on __________________ [if this certificate and accompanying draft are presented at or before 10:00 a.m., Local Time, on a Business Day, then insert a date which is a Business Day and is no earlier than the next Business Day following the date those documents are delivered; if this certificate and an accompanying draft are delivered after 10:00 a.m., Local Time, on a Business Day, then insert a date which is a Business Day and which is no earlier than the second Business Day following the date those documents are delivered]. Unless otherwise agreed to in a writing signed by you and us, please [deposit/wire transfer] the amount hereby demanded to our account number ____________________ [insert account number] with
                _______________________________________________ [insert name and address of banking institution to receive funds] .

        5. Upon your being reimbursed in the amount specified in paragraph 2 of this Certificate, please reinstate the Letter of Credit by the amount specified in paragraph 2 of this Certificate; following such reinstatement, the Stated Amount shall be the same as it was immediately prior to this drawing.

               IN WITNESS WHEREOF, we have executed and delivered this Certificate as Trustee as of the _______ day of __________, 19____.

                                        Very truly yours,

                                        [Insert name of Trustee]
                                        as Trustee

                                        By:____________________________________
                                              [Insert name and title
                                              of authorized officer]


                                                                         Annex B

                     Annex C (Principal and Interest Demand
                         Without Reinstatement Request)

                         SECURITY PACIFIC NATIONAL BANK

                   Irrevocable Letter of Credit No. 1 00-0092

SECURITY PACIFIC NATIONAL BANK
333 SOUTH HOPE STREET
LOS ANGELES, CALIFORNIA 90071
ATTENTION:   WORLD CORPORATE GROUP
             CORPORATE NOTE DEPARTMENT (H31-5)

Re:     Drawing for Partial Redemption of the Bonds or
        Purchase of the Bonds Upon Conversion

Ladies and Gentlemen:

               We refer to your Letter of Credit No. 100-0092 (the "Letter of Credit"). Any term which is defined in the Letter of Credit shall have the same meaning when used herein. The undersigned, a duly authorized officer of ________________ [Insert name of Trustee] (the "Trustee" or "we"), hereby certifies to you that:

        1. We are the Trustee or a successor Trustee under the Indenture for the holders of $4,200,000 VARIABLE RATE DEMAND INDUSTRIAL DEVELOPMENT REVENUE BONDS (CALAVO GROWERS OF CALIFORNIA PROJECT) (the "Bonds"), issued by RIVERSIDE COUNTY INDUSTRIAL DEVELOPMENT AUTHORITY (the "Issuer").

        2. We hereby make demand under the Letter of Credit for payment of $____________ , of which $___________ shall be with respect to the principal of certain of the Bonds (other than Company Bonds), and $___________ shall be with respect to interest, if any, to be paid on the Bonds (other than Company Bonds), which total amount is due either with respect to a purchase of the Bonds in accordance with Section 1301 of the Indenture or with respect to a partial redemption of the Bonds pursuant to the Indenture.

        3. The amount of the draft accompanying this Certificate does not exceed the amount available on the date hereof to be drawn under the Letter of Credit and was computed in accordance with the terms and conditions of the Bonds and the Indenture. The date specified in paragraph 4 below is the date upon which the payment hereby demanded is required to be made under the terms and conditions of the Bonds and the Indenture. The Letter of Credit has not terminated prior to the time of the delivery of this Certificate and the accompanying draft.


                                                                         Annex C

        4. We request that the payment hereby demanded be made no later than 10:00 a.m., Los Angeles time ("Local Time"), on ______________ [if this certificate and an accompanying draft are delivered at or before 10:00 a.m., Local Time, insert a date which is a Business Day and is no earlier than the next Business Day following the date those documents are delivered; if this certificate and an accompanying draft are delivered after 10:00 a.m., Local Time, insert a date which is a Business Day and is no earlier than the second Business Day following the date those documents are delivered]. Unless otherwise agreed to in a writing signed by you and us, please [deposit/wire transfer] the amount hereby demanded to our account number __________________ [insert account number] with
                _____________________________________________ [insert name and address of banking institution to receive funds].

        5. Upon application of the amount with respect to principal of the Bonds set forth in paragraph 2 of this Certificate, there shall be outstanding $_____________ principal amount of the Bonds.

               IN WITNESS WHEREOF, we have executed and delivered this Certificate as Trustee as of the _____ day of ___________, 19___.

                                        Very truly yours,

                                        [Insert name of Trustee]
                                        as Trustee

                                        By:____________________________________
                                               [Insert name and title
                                                of authorized officer]


                                                                         Annex C

                             Annex D (Final Drawing)

                         SECURITY PACIFIC NATIONAL BANK

                    Irrevocable Letter of Credit No. 100-0092

SECURITY PACIFIC NATIONAL BANK
333 SOUTH HOPE STREET
LOS ANGELES, CALIFORNIA 90071
ATTENTION:   WORLD CORPORATE GROUP
             CORPORATE NOTE DEPARTMENT (H31-5)

Re:     Final Drawing and Termination

Ladies and Gentlemen:

               We refer to your Letter of Credit No. 100-0092 (the "Letter of Credit"). Any term which is defined in the Letter of Credit shall have the same meaning when used herein. The undersigned, a duly authorized officer of _________________ [Insert name of Trustee] (the "Trustee" or "we"), hereby certifies to you that:

        1. We are the Trustee or a successor Trustee under the Indenture for the holders of $4,200,000 VARIABLE RATE DEMAND INDUSTRIAL DEVELOPMENT REVENUE BONDS (CALAVO GROWERS OF CALIFORNIA PROJECT) (the "Bonds"), issued by RIVERSIDE COUNTY INDUSTRIAL DEVELOPMENT AUTHORITY (the "Issuer").

        2. We hereby make demand for payment of $_____________, of which $____________ shall be with respect to the principal of the Bonds (other than Company Bonds), and $______________ shall be with respect to interest, if any, to be paid on the Bonds (other than Company Bonds).

        3. This drawing is being made as a result of the maturity or redemption of all outstanding Bonds in accordance with the terms and conditions of the Bonds and the Indenture.

        4. The amount of the draft accompanying this Certificate does not exceed the amount available on the date hereof to be drawn under the Letter of Credit and was computed in accordance with the terms and conditions of the Bonds and the Indenture. The date specified in paragraph 5 below is the date upon which the payment hereby demanded is required to be made under the terms and conditions of the Bonds and the Indenture. The Letter of Credit has not terminated prior to the delivery of this Certificate and the accompanying draft.


                                                                         Annex D

        5. The sight draft accompanying this Certificate constitutes the final drawing under the Letter of Credit and upon payment of such draft, the Letter of Credit is cancelled. We request that the payment hereby demanded be made no later than 10:00 a.m., Los Angeles time ("Local Time"), on ___________________ [if this certificate and an accompanying draft are delivered at or before 10:00 a.m., Local Time, insert a date which is a Business Day and which is no earlier than the next Business Day following the date those documents are delivered; if this certificate and an accompanying draft are delivered after 10:00 a.m., Local Time, insert a date which is a Business Day and is no earlier than the second Business Day following the date these documents are delivered]. Please [deposit/wire transfer] the amount hereby demanded to our account number ___________________ [insert account number] with ___________________________ [insert name and address of banking institution to receive e funds].

               IN WITNESS WHEREOF, we have executed and delivered this Certificate as Trustee as of the _____ day of ________, 19__.

                                        Very truly yours,

                                        [Insert name of Trustee]
                                        as Trustee

                                        By:____________________________________
                                               [Insert name and title
                                               of authorized officer]


                                                                         Annex D

                            Annex E (Transfer Demand)

                         SECURITY PACIFIC NATIONAL BANK

                    Irrevocable Letter of Credit No. 100-0092

SECURITY PACIFIC NATIONAL BANK
333 SOUTH HOPE STREET
LOS ANGELES, CALIFORNIA 90071
ATTENTION:   WORLD CORPORATE GROUP
             CORPORATE NOTE DEPARTMENT (H31-5)

Re:     Instruction to Transfer
        Letter of Credit No. 100-0092

Ladies and Gentlemen:

        For value received, the undersigned beneficiary (the "Transferor") hereby irrevocably transfers to:

                        [Name of Transferee and Address]


(the "Transferee") all rights of the Transferor with respect to the above-referenced Letter of Credit, including the right to draw under said Letter of Credit in the amount of the full unutilized balance thereof. Said Transferee has succeeded the Transferor as Trustee under that certain Indenture of Trust dated as of SEPTEMBER 1, 1985, by and between RIVERSIDE COUNTY INDUSTRIAL DEVELOPMENT AUTHORITY and First Interstate Bank of California, as Trustee (the "Indenture") with respect to the $4,200,000 VARIABLE RATE DEMAND INDUSTRIAL DEVELOPMENT REVENUE BONDS (CALAVO GROWERS OF CALIFORNIA PROJECT), issued by RIVERSIDE COUNTY INDUSTRIAL DEVELOPMENT AUTHORITY.

               By virtue of this transfer, the Transferee shall have the sole rights as beneficiary of said Letter of Credit, including sole rights relating to any past or future amendments thereof, whether increases or extensions or otherwise. All amendments are to be advised directly to the Transferee without necessity of any consent of or notice to the Transferor.

               By its signature below, the Transferee acknowledges that it has duly succeeded the Transferor as Trustee under the Indenture, and agrees to be bound by the terms of the Indenture as if it were the original Trustee thereunder.


                                                                         Annex E

               The Letter of Credit is returned herewith, and we ask you to endorse the transfer on the reverse thereof and to forward it directly to the Transferee with your customary notice of transfer. Also, please find enclosed our payment of $1,000 as a transfer fee in accordance with the Letter of Credit.

                                           Very truly yours,

                                           [Insert name of Transferor]

                                           as Trustee

                                           By:_________________________________
                                                  [Insert name and title
                                                  of authorized officer]


SIGNATURE OF THE ABOVE PARTY,
DULY AUTHORIZED TO ACT ON BEHALF
OF (insert name of Trustee],
AUTHENTICATED BY:


_____________________________________
          Name and Title]


Acknowledged by
[insert name of Transferee]
as Transferee and successor Trustee


By:__________________________________
        [Insert name and title
        of authorized officer]


                                                                         Annex E

STATE OF _______________________  )
                                  ) ss.
COUNTY OF ______________________  )


               On [insert date] before me, the undersigned, a Notary Public in and for said State, personally appeared [insert name], known to me to be the [insert title] and [insert name], known to me to be the [insert title] of the corporation that executed the within instrument, on behalf of the corporation therein named, and acknowledged to me that such corporation executed the within instrument pursuant to its bylaws or a resolution of its board of directors.

               WITNESS my hand and official seal.

[SEAL]


                                        _______________________________________
                                              [Notary Public's Signature]

                                        Acknowledged:

                                        Transferee


                                        By:____________________________________
                                                   [Name and title]


                                                                         Annex E

                        Annex F (Surrender Certificate)

                         SECURITY PACIFIC NATIONAL BANK

                   Irrevocable Letter of Credit No. 100-0092


SECURITY PACIFIC NATIONAL BANK
333 SOUTH HOPE STREET
LOS ANGELES, CALIFORNIA 90071
ATTENTION:    WORLD CORPORATE GROUP
              CORPORATE NOTE DEPARTMENT (H31-5)

Ladies and Gentlemen:

               We refer to your Letter of Credit No. 100-0092 (the "Letter of Credit"). Any term which is defined in the Letter of Credit shall have the same meaning when used herein. The undersigned, a duly authorized officer of [insert name of Trustee] (the "Trustee" or "We"), hereby certifies to you that:

                1. We are the Trustee or a successor trustee under the Indenture for the holders of the $4,200,000 VARIABLE RATE DEMAND INDUSTRIAL DEVELOPMENT REVENUE BONDS (CALAVO GROWERS OF CALIFORNIA PROJECT) (the "Bonds"), issued by RIVERSIDE COUNTY INDUSTRIAL DEVELOPMENT AUTHORITY.

                2. We hereby surrender the attached Letter of Credit to you.

                3. The Letter of Credit is hereby terminated in accordance with its terms.

                4. No payment is demanded of you in connection with this surrender of the Letter of Credit.

               IN WITNESS WHEREOF, we have executed and delivered this certificate as Trustee as of the _____ day of ________, 19__.


                                        Very truly yours,

                                        [Insert name of Trustee]
                                        as Trustee

                                        By:____________________________________
                                               [Insert name and title
                                               of authorized officer]


                                                                         Annex F

                                   EXHIBIT B

TO:  SECURITY PACIFIC NATIONAL BANK  [LOGO]                     LETTER OF CREDIT
     INTERNATIONAL BANKING GROUP                       APPLICATION AND AGREEMENT
                                                   |---------------------------|
                                                   |      FOR BANK USE ONLY    |
                                                   |---------------------------|
                                                   | UC NO.   CUSTOMER I.D. NO.|
                                                   |---------------------------|
                                                   | REVIEWED BY I.B.G.        |
                                                   |                           |
                                                   |---------------------------|

Date September 5, 1985
     -----------------

Please issue an irrevocable Standby Letter Of Credit and advise the beneficiary by:

[ ] AIRMAIL (AML)    [X] MAIL (AML)    [ ] CABLE (CAB)

---------------BENEFICIARY-----------------------------APPLICANT ---------------
 First Interstate Bank of California    |    Calavo Growers of California,
 Corporate Trust Department             |     a California corporation
 707 Wilshire Boulevard                 |    4833 Everett Avenue
 Los Angeles, California 90017          |    Los Angeles, California 90058
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
AMOUNT                         CURRENCY            EXPIRY DATE
 $4,267,661.00                 U.S. Dollars        See Attached Letter of Credit
--------------------------------------------------------------------------------

Available by drafts drawn on Security Pacific National Bank at sight when accompanied by the following documentation:

BENEFICIARY'S SIGNED CERTIFICATION STATING THAT:

                         SEE ATTACHED LETTER OF CREDIT





SPECIAL INSTRUCTIONS:    Issue the Letter of Credit in the form attached hereto.
                         This Letter of Credit application and Agreement is governed by the terms and conditions of the Reimbursement Agreement by and between the undersigned and Security Pacific National Bank, dated as of September 1, 1985.

This letter of credit expires at Security Pacific National Bank's issuing office on the expiry date indicated above.
This Credit is subject to the Uniforms Customs and Practice for Documentary Credits of the International Chamber of Commerce, in force.

----------------------------------------------------------------------------------------------------------------------------------
 B| Extension of the credit under customer's liability has | We, and each of us, agree that the terms and conditions set forth on
 A| been approved by an authorized lending officer of      | this and the reverse hereof are hereby a part of this application
 N| SECURITY PACIFIC NATIONAL BANK                         | and are accepted and agreed to by us.
 K|                                                        |
  |                                                        |
 U|-------------------------------------------------------------------------------------------------------------------------------
 S| OFFICE NAME                             | NO.  FEE     | FIRM NAME
 E| Corporate Banking                       | 100  1% p.a. | Calavo Growers of California
  |-------------------------------------------------------------------------------------------------------------------------------
 O| DEBIT DRAWINGS TO - OFFICE NAME         | ACCOUNT NO.  | AUTHORIZED SIGNATURE
 N| Corporate Note Dept.                    | 100-099488   | /s/ Egidio Carbone                     Vice President, Finance
 L|-------------------------------------------------------------------------------------------------------------------------------
 Y| APPROVING OFFICER'S SIGNATURE AND TITLE | OFFICER'S NO.| DIRECT INQUIRIES TO                    TELEPHONE NO.
  | /s/ [Illegible] AVP                     | 838          | Gene Carbone                           (213) 587-429[illegible]
----------------------------------------------------------------------------------------------------------------------------------
[BOTTOM OF FORM MISSING AND THEREFORE ILLEGIBLE]

                ADDENDUM TO STANDBY LETTER OF CREDIT APPLICATION

                             AND SECURITY AGREEMENT


This Addendum is to that SECURITY PACIFIC NATIONAL BANK ("Bank") Standby Letter of Credit Application and Agreement ("Application") executed by the undersigned on September 5, 1985 in relation to a Letter of Credit in the amount of $4,267,661.00 in favor of First Interstate Bank of California

The undersigned hereby agrees that the following is made a part of the Application and their terms and conditions set forth below are accepted and agreed to by the undersigned:

        "12. We hereby agree to pay you from time to time on demand a premium calculated by you as being: (A) the amount of Federal Deposit Insurance Corporation (FDIC) premium that you would have to pay on or in any way connected with the Credit or the Application on the assumption that the same are subject to FDIC insurance, and (B) the amount of reserves relating to or in any way connected with the Credit or the Application which you conclude are or may be required by the Board of Governors of the Federal Reserve System to be imposed."

Any terms defined in the Application and not defined herein shall have the same meaning in the Application.

                                Calavo Growers, of California
                                --------------------------------------
                                Firm Name

                                /s/ Egidio Carbone         8/22/85
                                --------------------------------------
                                Authorized Signature(s)


                                Vice President - Finance
                                --------------------------------------
                                Title

                                   EXHIBIT C

                          CALAVO GROWERS OF CALIFORNIA
                      AUTHORIZED REPRESENTATIVE CERTIFICATE

        CALAVO GROWERS OF CALIFORNIA, a California corporation (the "Company"), hereby (a) authorizes each person named below to act for all purposes on Company's behalf, as the Authorized Representative of the Company, under and pursuant to that certain Reimbursement Agreement, dated as of September 1, 1985, between Security Pacific National Bank, a national banking association (the "Bank"), and the Company (the "Reimbursement Agreement"); (b) agrees that it shall be bound by any and all actions taken and any and all documents executed by any of such persons in connection with such Reimbursement Agreement; and (c) certifies that the title and signature appearing beside each person's name below is that person's true and correct title and signature.

        Name                      Title                     Signature
        ----                      -----                     ---------
-----------------------   -----------------------   -------------------------

-----------------------   -----------------------   -------------------------
 Scott H. Runge               Treasurer             /s/ SCOTT H. RUNGE
-----------------------   -----------------------   -------------------------
 Egidio Carbone               Vice President        /s/ EGIDIO CARBONE
-----------------------   -----------------------   -------------------------
 David Friestadt              President             /s/ DAVID FRIESTADT
-----------------------   -----------------------   -------------------------

-----------------------   -----------------------   -------------------------


        This Authorization shall remain in effect until the Company notifies the Bank, in writing, of any change, provided that the designation of any other person or persons as Authorized Representatives of the Company for purposes of said Reimbursement Agreement shall be subject to the Bank's written approval.

Dated: September 5, 1985                     "Company":

                                             CALAVO GROWERS OF CALIFORNIA



                                             By: /s/ EGIDIO CARBONE
                                                 ----------------------------

                                    EXHIBIT D
                               DESCRIPTION OF LAND

All that real property situated in the County of Riverside, Sate of California, more particularly described as follows:

PARCEL 1:

Parcels 11 and 16 of Parcel Map 12549 in the County of Riverside, State of California, as per map recorded in Book 74 Pages 84 through 89 of Parcel Maps, in the Office of the County Recorder of said County.

PARCEL 2:

An easement for roadway and public utility purposes, along with slope easements extending outside of this easement at the ratio of two (2) horizontal to one (1) vertical and such drainage easements as necessary to accommodate the ultimate roadway over that portion of Parcel 17 of Parcel Map 12549 in the County of Riverside, State of California, as per map recorded in Book 74 Pages 84 through 89 of Parcel Maps, in the Office of the County Recorder of said County lying Easterly of the following described line and its Northerly prolongation:

Beginning at the Southeasterly corner of said Parcel 17, thence along the Southerly line, North 85 degrees 16'07" West 66.24 feet to the true point of beginning; thence, North 06 degrees 56'07" West 504.44 feet to a point of the boundary of Parcel 17, being South 37 degrees 04'13" West 0.50 feet from the Northeasterly terminus of the course shown as; "North 37 degrees 04'13" East
105.16 feet" on the map of said Parcel.

                                    EXHIBIT E

        Consents are required pursuant to the following loan agreements and have been obtained:

        1. Loan Agreement dated as of June 21, 1985 between the Company and Sacramento Bank for Cooperatives;

        2. Loan Agreement dated April 3, 1985 between the Company and Bank of America National Trust and Savings Association.

                                    EXHIBIT F

                    FORM OF OPINION OF COUNSEL TO THE COMPANY
               PURSUANT TO SECTION 3.1 OF REIMBURSEMENT AGREEMENT

                                                              [Date of Issuance]

Riverside County Industrial
   Development Authority
3470 Twelfth Street
Riverside, California 92501

Security Pacific National Bank
333 South Hope Street
Los Angeles, California 90071

Security Pacific Capital Markets Group
(Security Pacific National Bank)
333 South Hope Street
Los Angeles, California 90071

      Re: $4,200,000 RIVERSIDE COUNTY INDUSTRIAL DEVELOPMENT AUTHORITY VARIABLE RATE DEMAND INDUSTRIAL DEVELOPMENT REVENUE BONDS (CALAVO GROWERS OF CALIFORNIA PROJECT)

Ladies and Gentlemen:

        This opinion is being delivered to you in connection with the issuance of the above-referenced bonds (the "Bonds") by RIVERSIDE COUNTY INDUSTRIAL DEVELOPMENT AUTHORITY (the "Issuer") pursuant to an Indenture of Trust dated as of September 1, 1985 (the "Indenture") by and between the Issuer and First Interstate Bank of California, as trustee (the "Trustee"), and a Loan Agreement of even date therewith (the "Loan Agreement") by and between the Issuer and CALAVO GROWERS OF CALIFORNIA, a California corporation (the "Company"). Pursuant to the Loan Agreement, the proceeds of the sale of the Bonds are being loaned by the Issuer to the Company to finance the construction of a packing house facility (the "Project") in Riverside County, California. The Bonds are secured by a letter of credit issued by Security Pacific National Bank (the "Bank") to the Trustee, for the account of the Company, in the initial stated amount of $____________ (the "Letter of Credit"), pursuant to that certain Reimbursement Agreement dated as of September 1, 1985 (the "Reimbursement Agreement") by and between the Bank and the Company. This opinion is delivered pursuant to Section ___ of the Indenture and Section 3.1 of the Reimbursement Agreement.

        We have been for many years (and currently are) general counsel for the Company, and we have acted as counsel for the Company in connection with the transactions contemplated by the Loan Agreement and the Reimbursement Agreement.

        I. EXAMINATION OF DOCUMENTS.

                Our opinion expressed herein is based on our examination of and reliance upon:

                A. Certified copies of the Articles of Incorporation and the Bylaws of the Company as now in effect;

                B. A Certificate of Status of Domestic Corporation dated August 12, 1985, from the Secretary of State of California;

                C. [References to loan agreements with other lenders];

                D. A fully executed counterpart or original of the following documents, each of which is dated as of September 1, 1985 (collectively, the "Company Documents"):

                        1. The Loan Agreement executed by the Issuer and the Company;

                        2. The First Deed of Trust and Assignment of Rents (Construction Trust Deed) (the "First Deed of Trust") executed by the Company as trustor to Ticor Title Insurance Company of California (the "Title Company") as trustee, naming the Issuer as beneficiary and describing therein certain land and improvements (collectively, the "Real Property");

                        3. The First Security Agreement (the "First Security Agreement") executed by the Company as debtor, naming the Issuer as secured party and describing therein certain personal property and fixtures (the "Personal Property");

                        4. Duplicate originals of the Form UCC-1 Financing Statements (the "First Financing Statements") executed by the Company as debtor, naming the Issuer as secured party and describing therein the Personal Property;

                        5. The Reimbursement Agreement executed by the Bank and the Company;

                        6. The Second Deed of Trust and Assignment of Rents (Construction Trust Deed) (the "Second Deed of Trust") executed by the Company as trustor to the Title Company as trustee, naming the Bank as beneficiary and describing therein the Real Property;

                        7. The Second Security Agreement (the "Second Security Agreement") executed by the Company as debtor, naming the Bank as secured party and describing therein the Personal Property;

                        8. Duplicate originals of the Form UCC-1 Financing Statements (the "Second Financing statements") executed by the Company as debtor, naming the Bank as secured party and describing therein the Personal Property (collectively, together with the First Deed of Trust, the First Security Agreement, the First Financing Statements, the Second Dead of Trust and the Second Security Agreement, the "Security Documents");

                        9. The Placement Agent Agreement executed by the Issuer, the Company and Security Pacific Capital Markets Group (Security Pacific National Bank) as Placement Agent; and

                        10. The Remarketing Agreement executed by the Issuer, the Company and Security Pacific Capital Markets Group (Security Pacific National Bank) as Remarketing Agent;

                E. A fully executed counterpart or original of the following documents, each of which is dated as of September 1, 1985:

                        1. The Indenture executed by the Issuer and the Trustee;

                        2. The Memorandum of Assignment of First Deed of Trust and Assignment of Rents, executed by the Issuer in favor of the Trustee with respect to the Issuer's interest as beneficiary under the First Deed of Trust; and

                        3. The Intercreditor Agreement executed by the Issuer, the Trustee and the Bank and consented to by the Company; and

                F. The information contained in the Placement Memorandum dated ______________________ (the "Placement Memorandum") under the headings "The Project" and "The Company" (collectively, the "Designated Headings").

        II. OPINIONS.

                Based on our examination of and reliance upon the foregoing documents, certificates and instruments, and such other documents, corporate records and instruments as we have deemed necessary for purposes of this opinion, and subject to the assumptions, exceptions and qualifications set forth below, we are of the opinion that:

                1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California, with all necessary corporate power and authority to conduct its business as now conducted, to own the Real Property, to construct the Project, to incur indebtedness as contemplated by the Loan Agreement and the Reimbursement Agreement and to execute, deliver and perform its obligations under the company documents.

                2. The Company Documents have been duly authorized by all necessary corporate action, have been duly executed and delivered by the Company and constitute legally valid and enforceable obligations of the Company, enforceable against the Company in accordance with their respective terms.

                3. The execution, delivery and performance by the Company of the Company Documents do not and will not violate (i) any provisions of the Company's Articles of Incorporation or Bylaws, (ii) any existing law, rule, regulation, order, writ, injunction, decree or judgment known by us to be applicable to the Company or (iii) any material contractual restriction known by us to be applicable to the Company. Nor to our knowledge do they result in the creation of any lien, charge or encumbrance upon any of the Company's properties, except as contemplated by the Company Documents, or in the acceleration of any indebtedness or contractual obligation of Company.

                4. To our knowledge, there are no actions, suits, proceedings, inquiries or investigations by or before any court, governmental agency, public board or body pending or threatened against the Company (i) which affect or seek to prohibit, restrain or enjoin the issuance, placement or delivery of the Bonds or the execution and delivery of any of the Company Documents or (ii) which affect or question the validity or enforceability of any of the Company Documents, the tax-exempt status of the Bonds or the Company's power to perform its obligations under the Company Documents or to acquire, own, construct, equip or operate the Project.

                5. To the extent that the security interests in the Personal Property granted by the First and Second Security Agreements to the secured parties thereunder may be perfected by filing financing statements pursuant to the California Uniform Commercial Code (the "California Commercial Code"), the security interests created by said agreements constitute perfected security interests under said Code; subject, however, to the limitations set forth in
Section 9306 of said Code and the requirement that continuation statements be filed in accordance with Section 9403 of said Code. Additional filings may also be necessary if the Company changes its name or the jurisdiction in which its chief executive office or any of the Personal Property is located. We call your attention to, and the opinions expressed in this paragraph are limited by, the fact that buyers or purchasers of the Personal Property may, in certain circumstances, acquire it free of the secured parties' interests therein. We also note that the law is not well developed in California with respect to the specificity of description necessary to create a valid security interest in personal property. To ensure beyond any doubt that a sufficient description has been provided, the personal property intended to be subject to the security interest should be identified by serial or identification numbers or by some other method of specific identification. However, the more general description of the personal property used in the First and Second Security Agreements and in the First and Second Financing Statements is consistent with that commonly used by major lenders in California and, although the matter is not free from doubt, should be held by a California court to be sufficient to create a security interest in the personal property described therein.

                6. To our knowledge, as of the date of the Placement Memorandum and as of the date hereof, the information contained in the Placement Memorandum under the Designated Headings does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading in any material respect.

        III. ASSUMPTIONS, EXCEPTIONS AND QUALIFICATIONS.

                Notwithstanding anything to the contrary contained herein, our opinion expressed herein is subject to the qualifications set forth in paragraph 5 above and to the following assumptions, exceptions and qualifications:

                A. Our opinion is limited to the laws of the United States of America and the laws of the State of California and its subdivisions, and we assume no responsibility as to the applicability or the effect of the laws of any other jurisdiction.

                B. Where our opinions set forth above are stated "to our knowledge" or limited to matters "known by us," we have made no independent investigation of factual matters, and the opinions expressed are therefore meant to indicate only that in our role as general counsel to the Company, we are not aware of any information inconsistent with such opinions.

                C. We have assumed the genuineness of all signatures (other than those of the Company on the Company Documents) and the due authorization, execution, and delivery of the Company Documents by the parties thereto (other than the Company).

                D. In addition to the other exceptions and limitations set forth herein, the opinions set forth in paragraph 2 above are subject to the exceptions that the enforcement of the Company Documents may be limited by:

                        1. Bankruptcy, moratorium, insolvency, reorganization or other laws or judicial decisions relating to or limiting the rights of creditors generally;

                        2. The application of general principles of equity, regardless of whether such enforcement is sought in a proceeding in equity or at law;

                        3. With respect to rights of indemnity, limitations imposed by laws, judicial decisions or principles of public policy;

                        4. With respect to remedies for defaults by the Company, compliance with, and limitations imposed by, requirements of state law including, but not limited to, California Code of Civil Procedure Sections 726 and 580d, California Civil Code Sections 2924 et seq. and California Commercial Code Sections 9501 et seq.; and

                        5. Limitations based on laws, judicial decisions or public policy limiting a person's right to waive the benefits of statutory provisions or common law rights.

We further advise you that a California court may not strictly enforce certain covenants contained in the Company Documents or allow acceleration of the maturity of the indebtedness secured by the Security Documents if it concludes that such enforcement or acceleration would not be reasonable under the then existing circumstances. We believe, however, that acceleration would be available, where permitted by the terms of the Company Documents, upon the occurrence of a material breach by the Company of a material covenant.

                E. With respect to the opinions set forth in paragraph 5 above, we have assumed that:

                        1. The First and Second Financing Statements have been duly filed in the Office of the California Secretary of State and in the Official Records of Riverside County, California;

                        2. The Company has "rights in the Personal Property, as that term is used in Section 9204 of the California Commercial Code;

                        3. The Personal Property is and will remain located in the State of California; and

                        4. No part of the Personal Property is subject to the provisions of Sections 9103(2) or 9302(3) of the California Commercial Code.

We express no opinion as to the reasonableness of the foregoing assumptions or any other assumptions contained herein.

                F. We neither express nor imply any opinion with respect to:

                        1. The title to, or the perfection or priority of any lien on, any of the Real Property;

                        2. The title to, or the priority of any security interest in, any of the Personal Property;

                        3. Usury laws;

                        4. The application or effect of the Securities Act of 1933, the Securities Exchange Act of 1934, the Trust Indenture Act of 1939 or state securities laws, each as now in effect; or

                        5. The tax-exempt status of the Bonds.

                G. We neither express nor imply any opinion with respect to the validity or enforceability of any provision of any Company Document which:

                        1. Permits any person, in the event of delinquency or default, to increase the rate of interest or to collect a late charge;

                        2. Prohibits the Company from further encumbering or transferring the Real Property or the Personal Property;

                        3. Permits the acceleration of the indebtedness secured by any of the Security Documents in the event of any breach of any such provision against further encumbrances or transfer by the Company;

                        4. Provides that failure to exercise or delays in exercising rights or remedies will not operate as a waiver of such rights or remedies;

                        5. Purports to grant a security interest in any governmental permits, licenses, certificates or authorizations which are not assignable under applicable law; or

                        6. Permits the acceleration of the indebtedness secured by any of the Security Documents upon the invalidation of any provision in any of the Company Documents relating to any payment obligation of the Company or upon the imposition on any beneficiary under the First Deed of Trust or the Second

        Deed of Trust of any future tax on the obligations secured thereby or the property described therein.

                H. We neither express nor imply any opinion as to the availability or enforceability of the various self-help remedies provided in the Company Documents (including, without limitation any right of entry onto the Real Property, any right to take action on behalf of the Company or any right to act in the Company's name and stead in connection with condemnation proceedings, settlement of insurance claims or other legal proceedings) or as to the validity or enforceability of any provision in any of the Company Documents which constitutes a party thereto as the Company's attorney-in-fact.

                I. Under California law, enforcement of any provision in any of the Company Documents may be subject to an implied covenant of good faith and fair dealing, and, in particular, such implied covenant may require that any party thereto not unreasonably withhold its consent whenever its consent may be required and that such party act fairly under any provisions thereof which entitle it to receive or apply in its discretion the proceeds of any insurance policy covering the Real or Personal Property or any condemnation award with respect thereto.

                J. Enforcement of the assignment of rents provision in the First Deed of Trust or the Second Deed of Trust may require that the beneficiary thereunder first take possession of the Real Property, either by itself or through a court-appointed receiver (the appointment of which is subject to the discretion of the court and in any event may be granted only if the beneficiary can show waste or other impairment of its security). We neither express nor imply any opinion regarding the efficacy of the language in such provision which would exonerate the beneficiary from any responsibility or liability as a "mortgagee-in-possession" where the beneficiary does not itself take possession of the Real Property.

                This opinion is solely for the benefit of, and may be relied upon only by, you and your respective successors-in-interest under the Company Documents; copies of this opinion may not be delivered to any other person without our prior written consent.

                                        Very truly yours,

                                    EXHIBIT G

                     REQUIREMENTS RE COMPANY LOAN DOCUMENTS
                              (Variable Rate Bonds)

                The Loan Agreement and the Indenture shall all be consistent with the following requirements:

                (a) Except when necessary, in the opinion of Bond Counsel, to preserve the exemption of the interest on the Bonds from federal income taxation, any amendment, modification, or termination of any of such documents shall require the prior written consent of the Bank;

                (b) Upon delivery by the Bank to the Trustee of a written notice stating that an Event of Default has occurred under the Reimbursement Agreement and requesting that the Trustee redeem all of the Bonds, (i) all outstanding indebtedness of the Company under the Company Documents shall automatically become immediately due and payable, without presentment, demand, protest or notice of any kind to the Company or any other person, and (ii) the Trustee shall immediately call the Bonds for redemption; the Trustee shall mail such redemption notice to the Bondholders within two Business Days after receipt of such notice from the Bank, and such redemption notice shall fix a date for redemption not more than 10 days from the date the redemption notice is mailed;

                (c) Concurrently with the giving or receipt by the Issuer, the Trustee, or the Company of any notice, certificate or other communication in connection with the Indenture or the Loan Agreement the Bank shall be sent a copy of such notice, certificate or other communication;

                (d) Any notice given to the Trustee of a voluntary prepayment on the Company Loan other than from excess monies on deposit in the Construction Fund, in order to be effective, shall be accompanied by either (i) Company's funds in the amount to be prepaid, or (ii) the Bank's written consent to such voluntary prepayment;

                (e) Prior to the Completion Date (as defined in the Loan Agreement), the Trustee shall disburse to the Bank, from the Company Loan Fund, immediately upon receipt by the Trustee of the proceeds of each draw upon the Letter of Credit representing a payment of interest on the Company Loan, an amount equal to the amount of such draw; and

                (f) The rights of the Issuer or the Trustee to accelerate or require mandatory prepayment of the Company Loan and the Bonds shall be subject to the applicable provisions of the Intercreditor Agreement.

                                    EXHIBIT H

                  ADDITIONAL ITEMS TO BE DELIVERED TO THE BANK

                        The Bank shall have received and approved the following items (which shall be certified copies of executed documents if the Bank so requests:

                (1) An appraisal by the Bank's appraiser and/or an M.A.I. appraiser approved by the Bank showing the value of the Project, as completed in accordance with the Project Plans;

                (2) The Approved Budget;

                (3) A certificate from the project Architect stating that the Project Plans, and, upon completion of the Project, the Project and the anticipated use and occupancy thereof, will comply with all applicable zoning, subdivision and other laws, codes, ordinances, regulations and restrictive covenants affecting the Project, including, without limitation, those related to handicapped access;

                (4) A certificate from a licensed structural engineer stating that the Project as described in the Project Plans will be structurally sound and in conformity with applicable legal requirements regarding earthquake standards;

                (5) A complete set of the Project Plans described in Exhibit J;

                (6) A copy of the Project Architect's Agreement and of the Company's agreements with all other parties providing architectural, design or engineering services for the Project;

                (7) A copy of all inspection and test reports made by or for the Company or the Project Architect prior to such date;

                (8) A certified list from the Company of all construction contracts relating to the Project that the Company has executed or intends to execute, including the General Contract together with complete copies of all such contracts executed on or before such date, and such financial statements of the Contractor and such subcontractors as the Bank may require, including, without limitation, balance sheets and profit and loss statements: the copy of the General Contract delivered to the Bank shall include a schedule showing (i) all subcontracts awarded as of the date of delivery of the General Contract to the Bank, including names, types of work, subcontract amounts and percentage retainage provided in such subcontracts, and (ii) the amount of general conditions and an estimate of value for all subcontracts not awarded as of such date; not less than ninety percent (90%) of the amount budgeted for construction costs in the

        Approved Budget shall be represented by guaranteed maximum cost subcontracts executed and submitted to the Bank; the maximum amount of overhead and profit allowed to the Contractor under the General Contract shall be approved by the Bank, and overhead and profit allowed to the Contractor shall be approved by the Bank, and overhead and profit shall be payable under the General Contract in accordance with the percentage of completion of the contracted scope of work;

                (9) A copy of the standard form of subcontract to be used by the Contractor, which form must not prohibit an assignment of the subcontract to the Bank or require the subcontractor's consent thereto (all subcontracts for the Project shall be written on the form of subcontract approved by the Bank), and a copy of each subcontract executed on or before such date;

                (10) Copies of all executed Change Orders, and a list describing all material Change Orders contemplated or under negotiation as of such date;

                (11) All authorizations, including building permits, annexation agreements, plot plan approvals, subdivision approvals, environmental approvals (including an environmental impact report and a permit issued by the California Coastal Commission, if required under applicable law) sewer and water permits and zoning and land use entitlements which are necessary for the commencement and timely prosecution of the construction of the Project in accordance with the Project Plans and in accordance with all applicable building, environmental, subdivision, land use and zoning laws, including evidence that the Property consists of one or more legal and separate lots under the California Subdivision Map Act and for tax assessment purposes;

                (12) Copies of all other permits and all licenses, leases, franchises and agreements in existence as of such date which relate to the acquisition, development, use, management, operation or occupancy of the Project;

                (13) A current ALTA Preliminary Title Report covering the Property, issued by the Title Company, showing all exceptions to title, together with evidence satisfactory to the Bank that the Title Company is prepared to issue each of the Title Policies, and written confirmation addressed to the Trustee and the Bank that the Title Company will (a) upon completion of the foundations of the Improvements, issue CLTA Form 102.5 as an endorsement to each of the Title Policies, and (b) upon completion of the Project, rewrite and reissue the Bond Trustee Title Policy and the Bank Title Policy as ALTA Endorsement -Form 1 Coverage based on an as-built survey to be provided by the Company, and including a CLTA Form 100 endorsement and such other endorsements as the Bank may request;

                (14) The Survey;

                (15) A search of the records of the Office of the Secretary of State of California and the Official Records of the County showing all Uniform Commercial Code financing statements and fixture filings against the Company and the Property or the Project or any part thereof or interest therein;

                (16) The certificates of insurance required under Subsection
        6.2;

                (17) The Construction Schedule;

                (18) A certification from the Company that, to the best of the Company's knowledge, no condemnation proceedings are pending or threatened which would impair in any way the full utilization of the Project;

                (19) A fully-executed set of Payment Request Documents (as defined in Appendix I (Construction Covenants and Disbursement Procedures)) for the amount of the first Disbursement;

                (20) Certified copies of the Company's articles of incorporation, bylaws, certificate of good standing from the Secretary of State of the State of California, and certificates of fictitious business name statements, if applicable, for the Company;

                (21) Evidence, which may be in the form of a letter from an insurance broker or municipal engineer, (a) as to whether the Property is located in an area designated by the U.S. Department of Housing and Urban Development as having special flood or mudslide hazards, and (b) as to whether the community in which the Property is located participates in a National Flood Insurance Program;

                (22) A soils test report prepared by a licensed soils engineer approved by the Bank, showing the locations of, and containing boring logs for, all borings, together with recommendations for the design of the foundations, paved areas and underground utilities for the Project;

                (23) Evidence reasonably acceptable to the Bank, which may be in the form of letters from local utility companies or local authorities, that (a) telephone service, gas, electric power, storm, sewer, sanitary sewer and water facilities are available to the Premises; (b) such utilities are adequate to serve the Project and exist at the boundary of the Project; and (c) no conditions exist to affect the Company's right to connect into and have unlimited use of such utilities except for the payment of a normal connection charge and except for the payment of subsequent charges for such services to the utility supplier;

                (24) Financial statements of the Company, including without limitation, a balance sheet, cash flow statement and a profit and loss statement for each of the three most recent fiscal years, certified by the chief financial officer of each such party, or at the Bank's request certified by a certified public accountant, and, if requested by the Bank, copies of all federal income tax returns and supporting schedules prepared or filed by the Company on or before such date, and for the three most recent fiscal years; and

                (25) Such other items as the Bank may reasonably require.

                                   EXHIBIT I


TEMECULA PROJECT
COST ESTIMATE AND TIME TABLE
REVISED 8/7/85

                                                                              ORIGINAL
         TYPE                              SUPPLIER              COST          BUDGET       FINISH
--------------------------                 -------             --------       --------      ------
A)   Architecture                          Kulweic             $117,584       $140,000      June
                                                               --------       --------
B)   Building:                             HMH
     1 - Earthwork                                             $ 55,300                     June 30
     2 - Site Utilities                                          33,900                     July 31
     3 - Storm Drain                                              7,145                     August
     4 - Asphalt paving                                         101,717                     Nov. 15
     5 - Chain link fence                                        13,250                     Dec. 15
     6 - Landscape and Irrigation                                27,855                     Dec. 21
     7 - Fine Grade and Fill Planters                             5,000                     Nov. 30
     8 - Building and Site Concrete                             653,211                     Oct. 31
     9 - Concrete floor seal                                      1,625                     Nov. 15
    10 - Structural Steel                                        65,689                     Oct. 31
    11 - Rough carpentry                                         49,661                     Oct. 31
    12 - Panelized Roof                                         171,998                     Sept. 30
    13 - Truss Joist                                              6,000                     Oct. 15
    14 - Cabinet Work                                             1,950                     Nov. 30
    15 - Thermal & Sound Insulation                              10,611                     Oct. 31
    16 - Cooler Construction                                    264,856                     Oct. 25
    17 - Built up Roofing                                        49,900                     Oct. 15
    18 - Flashing and Sheet Metal                                 8,250                     Oct. 15
    19 - Skylights and Roof Hatch                                 3,789                     Oct. 15
    20 - Sealants and Caulking                                    5,000                     Oct. 31
    21 - Doors, Frames and Hardware                              11,000                     Nov. 15
    22 - Install Doors and Frames                                 2,240                     Nov. 15
    23 - Overhead Coiling Doors                                  26,000                     Nov. 15
    24 - Glass and Glazing                                       14,234                     Nov. 21
    25 - Lath and Plaster                                         8,500                     Oct. 31
    26 - Gypsum Drywall                                          21,700                     Nov. 15
    27 - Ceramic Tile                                            11,624                     Nov. 21
    28 - Acoustical Tile                                          8,474                     Dec. 15
    29 - Carpet and Resilent Tile                                 9,474                     Dec. 15

Temecula Project
Cost Estimate and Time Table
Revised 8/7/85

Page Two


                                                                              Original
                   Type                         Supplier         Cost          Budget        Finish
-------------------------------------------    ----------     ----------     -----------   ----------
     30 - Painting                                            $   75,000                     Dec. 21
     31 - Toilet Partition                                         2,559                     Dec. 15
     32 - Toilet Accessories                                       2,921                     Dec. 15
     33 - Dock Equipment                                           9,496                     Nov. 30
     34 - Plumbing                                                63,600                     Dec. 21
     35 - HV & AC                                                148,875                     Dec. 21
     36 - Fire Sprinklers                                         92,000                     Dec. 15
     37 - Cooler Pads/Condensable Pipe                             8,500                     Nov. 15
     38 - Electrical                                             226,200                     Dec. 21
     39 - Light Pole Bases                                         3,000                     Nov. 30
     40 - Interior Plenum Walls                                   24,952                     Oct. 21
     41 - Super. and Misc. Job Expense                            72,500                     Dec. 31
     42 - Overhead and profit                                    130,894                     Dec. 31
                                                              ----------     ----------
                                  TOTAL                       $2,510,778     $3,020,000
                                                              ----------     ----------

C)   Refrigeration                             Am. Refrig        328,702
                                                              ----------
D)   Electrical                                                  135,000        135,000

E)   Utility Connections                       SCE                 2,112             --

F)   Sizer Line                                D. Waylan         277,622        233,180

G)   Bin Dump - Grading Line                   Packers Mfg       302,500        427,690

H)   Packing Tubs (100)                                           77,910         71,250

I)   Packer Stands (30)                                           14,278         22,800

J)   Scales                                    Durand             14,000         14,000

K)   Forklifts (8)                             Hyster            178,640        208,000

L)   5 Pallet forklift                         Hyster             51,767         65,000

M)   Bin hoist                                                     6,000          6,000

N)   Vibrator count fill                                          10,000             --

O)   Pallet jacks (2)                                              1,200          1,200

P)   Box former and sealer                     Weyerhauser           N/C            N/C

Q)   Pallet Squeeze Converter                                      5,000          8,600

Temecula Project
Cost Estimate and Time Table
Revised 8/7/85

Page Two


                                                                          Original
               Type                         Supplier         Cost          Budget       Finish
-------------------------------           ------------    ----------     ----------    --------
R)   Shop Equipment                                       $    7,000     $    7,000
S)   Office Equipment and Lunch Room                          10,000         10,000
T)   Telephone system                                         12,000         12,000
U)   Office Furniture                                         15,000         15,000
V)   Computer                             IBM                 10,000         10,000
W)   Air Compressor                                           11,000         13,000
X)   Bin Sanitizer                        McGuire              7,500          7,500
Y)   Dry Matter Test Equipment                                 6,000          6,000
Z)   Water Treatment System                                    3,000          3,000
AA)  Day Coders                           Menke                1,200          1,200
BB)  Pack Station Stamps                                       2,000          2,000
CC)  Freight                                                   6,000             --
                                                          ----------     ----------
       Sub-Total                                          $4,109,793     $4,439,620
     Sales Tax                                                11,225         42,530
     Interest on Project                                     248,500        248,500
     Contingency                                             171,129             --
     Permits and Fees                                         12,338
                                                          ----------     ----------
     TOTAL CONSTRUCTION COST                              $4,552,985     $4,730,650
                                                          ==========     ==========

                                   EXHIBIT J
                            PLANS AND SPECIFICATIONS
                           FOR NEW PACKING HOUSE FOR
                          CALAVO GROWERS OF CALIFORNIA
                 DATED MAY 15, 1985, PREPARED BY KULWIET GROUP,
                 WHOSE ADDRESS IS 330 NORTH WOOD ROAD, SUITE D,
               CAMARILLO, CALIFORNIA 93010 -- PROJECT NO. 8410051
               --------------------------------------------------

- Cover Sheet No. C

- Information Sheet No. 1

- Topographic Survey No. C1

- Grading Plan - Sheet No. 1 of 2 sheets for Parcels 11 & 16 - Parcel Map 12549, Revised 6-11-85

- Grading Plan - Sheet 2 of 2 for Parcels 11 & 16 - Parcel Map 12549, Revised 6-11-85

- Site Plan - Sheet No. A1

- Site Plan Details and Off-Site Wall Elevations - Sheet No. A2

- Overall Floor Plan - Sheet No. A3

- Overall Reflected Ceiling Plan - Sheet No. A4

- Roof Plan - Sheet No. A5

- Partial Floor Plan - Sheet No. A6

- Partial Reflected Ceiling Plan - Sheet No. A7

- Exterior Elevations - Sheet No. A8

- Sections - Sheet No. A9

- Sections - Sheet No. A10

- Toilet Floor Plans Interior Elevations - Sheet No. A11

- Room Finish, Door & Window Schedules - Sheet No. A12

- Details - Sheet No. A13

- Details - Sheet No. A14

- Details - Sheet No. A14.5

- Specifications - Sheets No. A15, A16, A17, A18

- General Notes & Typical Details - No. S1

- Off-Site Foundation Plan - No. S2

- Foundation Plan - No. S3

- Roof Framing Plan - No. S4

- Panel Elevations - Panels 1 thru 38 - No. S5

- Panel Elevations - Panels 39 thru 86 - No. S6

- Panel Elevations - Panels 87 thru 108 and Sections - No. S7

- Foundation Sections & Details - No. S8

- Framing Sections & Details - No. S9

- Details - No. S10

- Singleline Diagram - No. E-1

- Electrical Site Plan - No. E-2

- Details - No. E-3

- Lighting Plan - No. E-4

- Power & Comm. Plan - No. E-5

- Lighting Plan - No. E-6

- Power & Comm. Plan - Offices, Lunchroom, Shipping Office, Drivers' Room and Shop Area - No. E-7

- Lighting Schedule - Panel Schedule - No. E-8

- Panel Schedules - No. E-9

- Electrical Specs. - No. E-10

- Cover Sheet - Symbols, etc. - No. MP-1

- Building HVAC Layout - No. M-1

- Office Areas HVAC - Layout - No. M-2

- HVAC Roof Plan - No. M-3

- Equipment Schedules - No. M-4

- Details - No. MP-5

- Mechanical Specs. - No. MP-6

- Site Plan - No. P-1

- Building Plumbing - Layout - No. P-2

- Restroom Layout and Isometrics - No. P-3

- Roof Drains - No. P-4

- Planting Plan - No. L-1

- Planting Plan - NO. L-2

- Irrigation Plan - No. L-3

- Irrigation Plan - No. L-4

- Details & Specs. - No. L-5